EXECUTION COPY - FINAL









                            ASSET PURCHASE AGREEMENT

                                  by and among

                           COUNTRY TONITE BRANSON, LLC
                      (a Nevada limited liability company),

                          ON STAGE ENTERTAINMENT, INC.
                             (a Nevada corporation),

                        BOUNCEBACK TECHNOLOGIES.COM, INC.
                           (a Minnesota corporation),

                        COUNTRY TONITE ENTERPRISES, INC.
                             (a Nevada corporation),

                                       and

                              CRC OF BRANSON, INC.
                            (a Missouri corporation)















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                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT is made as of the 25th day of January 2001, by and among Country Tonite Branson, LLC, a Nevada limited liability company ("CTB"), On Stage Entertainment, Inc., a Nevada corporation ("On Stage"), Bounce Back Technologies.com, Inc., a Minnesota corporation ("BBT"), Country Tonite Enterprises, Inc., a Nevada corporation ("CTE"), and CRC of Branson, Inc., a Missouri corporation ("CRC of Branson", and together with CTE, the "Selling Entities", and each individually, a "Selling Entity").

     Certain other terms are used herein as defined below in Section 1 or elsewhere in this Agreement.

                                   Background

     The Selling Entities desire to transfer to CTB the Purchased Assets (as defined herein) in exchange for the assumption by CTB of the Assumed Liabilities (as defined herein) and the payment by CTB of the Purchase Price (as defined herein) in accordance with the terms and conditions set forth in this Agreement. CTB desires to acquire the Purchased Assets and assume the Assumed Liabilities.

     NOW, THEREFORE, in consideration of and reliance on the respective representations, warranties and covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Definitions. For convenience, certain terms used in more than one part of this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined).

     "$650,000 Secured Short Term Note" means a promissory note from CTB to the benefit of the Selling Entities in the principal amount of $650,000, which shall accrue interest at the rate of ten percent (10%) per annum from the Closing Date (payable in arrears), is secured by the Purchased Assets and which shall mature on or before March 15, 2001, a true and correct form of which is attached hereto as "Exhibit B-1" and is secured by the Security Agreement.

     "$2,800,000 Secured Promissory Note" means a promissory note from CTB to the benefit of the Selling Entities in the principal amount of $2,800,000, which shall accrue interest at the rate of ten percent (10%) per annum from the Closing Date (payable monthly, in arrears), is secured by the Purchased Assets and which shall mature on or before July 31, 2001, a true and correct form of which is attached hereto as "Exhibit B-2" and is secured by the Security Agreement.

     "Affiliates" means, with respect to a particular party, Persons controlling, controlled by or under common control with that party, as well as the officers, directors and majority-owned Persons of that party and of its other Affiliates. For purposes of the foregoing, ownership, directly or indirectly, of twenty percent (20%) or more of the voting stock or other equity interest of a person shall be deemed to constitute control.

     "Agreement" means this Agreement, including the Schedules and Exhibits attached hereto.

     "Assets" means all of the assets, properties and rights of every kind and description, real and personal, tangible and intangible (including goodwill), wherever situated and whether or not reflected in the most recent Financial Statements, that are owned or possessed by a Selling Entity and relate primarily to the Business.

     "Assumed Liabilities" is defined in Section 2.3.

     "Audited Financial Statements" is defined in Section 4.4.

     "Balance Sheet" is defined in Section 4.4.

     "Balance Sheet Date" is defined in Section 4.4.

     "BBT Indemnified Party" is defined in Section 10.2.

     "Benefit Plans" means all employee benefit plans of any Selling Entity relating to the Business (including plans within the meaning of Section 3(3) of ERISA) and any related or separate Contracts, plans, trusts, programs, policies, arrangements, practices, customs and understandings, in each case whether formal or informal, that provide benefits to any present or former employee of the Business, or present or former beneficiary, dependent or assignee of any such employee or former employee, including all incentive, bonus, deferred compensation, vacation, holiday, medical, disability, share purchase or other similar plans, policies, programs, practices or arrangements.

     "BDO Seidman" means BDO Seidman, LLP, an independent certified public accounting firm.

     "Business" means collectively the business of the Selling Entities conducted under the "Country Tonite" name, including the leasing and operation of the Country Tonight Theater in Branson, Missouri, but specifically excluding the ownership and operation of the Country Tonight production show based in Pigeon Forge, Tennessee.

     "Charter   Documents"   means  an  entity's   certificate  or  articles  of
incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, joint venture agreement or similar document governing the entity.

     "Closing" is defined in Section 3.1.

     "Closing Date" means the date of the Closing.

     "CTB Indemnfied Party" is defined in Section 10.1.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral Agreements" means the $2,800,000 Secured Promissory Note, the $650,000 Secured Short Term Note and the Security Agreement as the parties hereto shall enter into prior to the closing.

     "Commission" means the United States Securities and Exchange Commission.

     "Commitments" is defined in Section 8.7.

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     "Confidential  Information"  means any  confidential  information  or trade secrets of the Business, including information and knowledge pertaining to products and services offered, innovations, designs, ideas, plans, trade secrets, proprietary information, know-how and other technical information, advertising, marketing plans and systems, distribution and sales methods and systems, sales and profit figures, customer and client lists, and relationships with dealers, distributors, wholesalers, customers, clients, suppliers and others who have business dealings with the Business.

     "Contract" means any written or oral contract, agreement, lease, plan, instrument or other document or commitment, arrangement, undertaking, practice or authorization that is binding on any Person or its property under applicable law.

     "Copyrights"  means  registered  copyrights,   copyright  applications  and
unregistered copyrights.

     "Court Order" means any judgment, decree, injunction, order or ruling of any Federal, state, local or foreign court or governmental or regulatory body or arbitrator or authority that is binding on any Person or its property under applicable law.

     "Customers" is defined in Section 4.22.

     "Default" means (a) a breach, default or violation, (b) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or cause an Encumbrance to arise or (c) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration or a right to receive damages or a payment of penalties.

     "Encumbrances"  means  any  lien,  mortgage,   security  interest,  pledge,
restriction on transferability or voting, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest.

     "Environmental Condition" is defined in Section 4.14(b).

     "Environmental Law" is defined in Section 4.14(b).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Account" means the $100,000 deposit money CTB has previously deposited with Escrow Agent, along with the $250,000 deposit money CTB will deposit by January 26, 2001 pursuant to Section 2.6(a)(ii) below, into Escrow Agents' interest bearing client trust account number 9-000-985 at Commerce Bank of Cherry Hill, New Jersey, for the benefit of account number 31-0025234.

     "Escrow Agent" means Schnader Harrison Segal & Lewis, LLP.

     "Escrow Agreement" means that Escrow Agreement dated November 21, 2000 by and between BBT, On Stage and Escrow Agent.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Assets" is defined in Section 2.2.

     "Excluded Liabilities" is defined in Section 2.4.

     "Financial Statements" is defined in Section 4.4.

     "GAAP" means generally accepted accounting principles in the United States of America.

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

     "Hazardous Substances" means (i) any "hazardous substances" as defined by the federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq., (ii) any "extremely hazardous substance," "hazardous chemical" or "toxic chemical" as those terms are defined by the federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss.ss. 11001 et seq., (iii) any "hazardous waste" as defined under the federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., (iv) any "pollutant" as defined under the federal Water Pollution Control Act, 33 U.S.C. ss.ss. 1251 et seq., as any of such laws in clauses (i) through (iv) may be amended from time to time, and (v) any regulated substance or waste under any Laws or Court Orders that currently exist or that may be enacted, promulgated or issued in the future by any Federal, state or local governmental authorities concerning protection of the environment.

     "Indemnified Party" is defined in Section 10.5.

     "Indemnifying Party" is defined in Section 10.5

     "Intellectual Property" means any Copyrights, Patents, Trademarks, trade names, technology rights and licenses, trade secrets, franchises, know-how and formulae, inventions, designs, processes, drawings, specifications, patterns and other intellectual property owned by or licensed to a Selling Entity relating to the Business.

     "Inventory" means any inventory, including raw materials, supplies, work in process and finished goods.

     "Knowledge" means the actual knowledge of a director, officer or other employee, provided that such persons shall have made due and diligent inquiry of those individuals whom such director, officer or other employee reasonably believe would have actual knowledge of the matters represented.

     "Law" means any statute, law, ordinance, regulation, order or rule of any federal, state, local, foreign or other governmental agency or body or of any other type of regulatory body, including those covering environmental, energy, safety, health, transportation, bribery, record keeping, zoning, anti-discrimination, antitrust, wage and hour, and price and wage control matters.

     "Liability" means any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any Person, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated.

     "License Agreement" means that certain license agreement dated as of April 26, 2000 by and between CTE and Country Tonite Theatre in Pigeon Forge, Tennessee.

     "Litigation" means any lawsuit, claim, action, dispute, investigation, arbitration, inquiry, administrative or other proceeding or prosecution.

     "Material Adverse Effect" means a material adverse effect on the Business or the Purchased Assets, in each case taken as a whole, or the financial condition or the results of operations of the Business, and when used with respect to representations, warranties or conditions, means the individual effect of the situation to which it relates and also the aggregate effect of all similar situations unless the context indicates otherwise.

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

     "Non-Assignable Contract" is defined in Section 2.5.

     "Ordinary Course" or "ordinary course of business" means the ordinary course of business that is consistent in nature and, where relevant, amount with past practices.

     "Patents" means all patents and patent applications.

     "Permit" means any federal, state or local governmental permit, license, registration, certificate of occupancy, approval and other authorization.

     "Person"   means   any   natural    person,    corporation,    partnership,
proprietorship, association, trust or other legal entity.

     "Personal Property Leases" is defined in Section 4.8.

     "Prorations" is defined in Section 2.6.

     "Purchase Price" is defined in Section 2.6.

     "Purchased Assets" is defined in Section 2.1.

     "Real Estate Leases" is defined in Section 4.6.

     "Real Property" is defined in Section 4.6.

     "Restricted Business " is defined in Section 6.4(a).

     "Required Consents" is defined in Section 4.3.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Agreement" means the security agreement substantially in the form of Exhibit "D", attached hereto and made a part hereof.

     "Software" means any computer software of any nature whatsoever, including all systems software, all applications software, whether for general business usage (e.g., accounting, finance, word processing, graphics, spreadsheet analysis, etc.) or specific, unique-to-the-Business usage (e.g., telephone call processing, etc.) and all computer operating, security or programming software, that is owned by or licensed to a Selling Entity and relates primarily to the Business, or has been developed or designed for, or is in the process of being developed or designed primarily for the Business, and any and all documentation and object and source codes related thereto.

     "Taxes" is defined in Section 4.12.

     "Termination Fee" is defined in Section 11.2(b).

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

     "Trademarks" means registered trademarks, registered trade name and service marks, trademark, trade name and service mark applications, unregistered trademarks, trade name and service marks and brand names, service marks and logos.

     "Transaction Documents" means this Agreement and the Collateral Agreements.

     "Transactions"  means the purchase and sale of the Purchased Assets and the
consummation  of  the  other   transactions   contemplated  by  the  Transaction
Documents.

     "Transferred Employees " is defined in Section 6.10.

     2. Purchase and Sale of the Business and Assets.


     2.1 The Purchased Assets. Subject to the terms and conditions of this Agreement, at the Closing, the Selling Entities shall grant, sell, assign, transfer, convey and deliver to CTB, free and clear of all Encumbrances whatsoever, other than the permitted Encumbrances set forth on Schedule 2.1 (the "Permitted Encumbrances"), and CTB shall purchase from the Selling Entities, the Business as a going concern, and all right, title and interest of the Selling Entities in and to all of the Assets used in or with respect to the conduct of the Business other than the Excluded Assets (collectively, the "Purchased Assets") as the same shall exist on the Closing Date including the following:

     (a) Real Property Leased. Each Selling Entity's interest, as a lessee, in the real property leased by such Selling Entity as is described on Schedule 2.1(a), and any easements, deposits or other rights pertaining thereto;

     (b)  Equipment  and  Other  Tangible  Personal  Property.   All  equipment,
leasehold improvements, automobiles, supplies, office furniture and office equipment, computers and telecommunications equipment and other items of personal property that are owned by a Selling Entity relating to the Business, including those described on Schedule 2.1(b);

     (c) Contracts of the Business. All of the interest of each Selling Entity in all Contracts, the License Agreement (save for any financial benefits), leases of equipment and other personal property, sale orders, purchase orders, commitments, instruments and all other agreements relating, in all cases, to the Business, including those listed on Schedule 2.1(c);

     (d) Customer Records, Sales and Marketing Materials. All customer records, including principal contacts, address and telephone number, purchasing history, payment information and any other information with respect to the customers of the Business, sales data, catalogs, brochures, suppliers' names, mailing lists, art work, photographs and advertising material relating to the Business, whether in electronic form or otherwise;

     (e) Permits. All rights under Permits relating to the Business, including those listed on Schedule 2.1(e), to the extent such Permits are transferable to CTB;

     (f) Intellectual Property. All Intellectual Property, including the Intellectual Property described in Schedule 2.1(f) and exclusive rights to the name "Country Tonite Enterprises, Inc." to the trademark "Country Tonite" and to the title song "Country Tonite" (subject to the rights of the co-owner thereof) and all goodwill associated therewith, along with all rights, title and interest in all video and song recordings of the Country Tonite Show from inception to the extent of the interest of the Selling Entities therein, except in all cases as granted in the License Agreement;

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

     (g) Property, Personnel and Accounting Records. All other records of the Selling Entities relating to the Business, including property records and records relating to employees (provided that the Selling Entities shall be entitled to retain copies of the foregoing), all location manuals, employee policy manuals, safety manuals, forms of independent contractor; employee, marketing and ticket voucher agreements and all other types of manuals or contracts related to the presentation of the "Country Tonite Show", in electronic format if possible;

     (h) Inventory. All Inventory relating to the Business;

     (i) Prepaid Expenses. All rights relating to any prepaid expenses of or arising in connection with the Business, including those described on Schedule 2.1(i);

     (j) Software. All Software, including the Software described in Schedule 2.1(j)(i), and all documentation related thereto; provided, however, that all third party licensed Software included in the Purchased Assets shall be transferred to CTB subject to the terms and conditions of the third party licenses listed in Schedule 2.1(j)(ii) under which the particular Selling Entity acquired such licensed Software; and

     (k) Other Intangible Assets. All other assets (including all causes of action, rights of action, contract rights and warranty and product liability claims against third parties) relating to the Purchased Assets or the Business, including those described on Schedule 2.1(k).

     2.2 Excluded Assets. The corporate seal, Charter Documents, bylaws, minute book and other corporate records of each Selling Entity, those assets of each Selling Entity described in Schedule 2.2, insurance Contracts, cash, accounts receivable and all financial benefit derived under the License Agreement for the Country Tonight production show based in Pigeon Forge, Tennessee (collectively, the "Excluded Assets") shall not be included in the Purchased Assets in any event.

     2.3 Assumed Liabilities. At the Closing, and subject to Section 2.4, CTB shall assume the following obligations (the "Assumed Liabilities"):

     (a) all obligations that come into existence after the Closing (and do not relate to the period prior to or at the Closing) under all Contracts and Permits listed on Schedules 2.1(c) and (e) that are conveyed to CTB as Purchased Assets pursuant to the terms and conditions hereof; and

     (b) all advance deposits and pre-paid ticket sales (and ticket or amusement taxes pertaining thereto) of the Business as of the Closing Date, but only to the extent of the amount of the advance deposits and pre-paid ticket sales applied as a reduction in the Purchase Price at Closing pursuant to Section 2.6(c).

     (c) all obligations of CTE under the License Agreement (even though the revenues derived from the License Agreement will be retained by CTE as an Excluded Asset hereunder).

     2.4 Excluded Liabilities. Except as expressly set forth in Section 2.3, CTB shall not, by virtue of its purchase of the Purchased Assets or otherwise in connection with the Transactions, assume or become responsible for any Liabilities (the "Excluded Liabilities") of any Selling Entity of any nature whatsoever arising on or before the Closing Date, including, but not limited to
(a) Liabilities relating to or arising out of any Selling Entity, the Purchased Assets, the Business (including any event, condition, occurrence, action, inaction or transaction relating to any of the foregoing) or the actions of any Selling Entity's officers, employees, representatives or agents prior to or at the Closing, (b) Liabilities for any Taxes (other than what is provided in


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

Section 2.3(b)), (c) Liabilities relating to any claims for health care or other welfare benefits, (d) Liabilities relating to any violation of any Law, (e) tort Liabilities, (f) Liabilities from claims arising under any Contract or Permit not (i) assumed by CTB pursuant hereto or (ii) included in any arrangement set forth in Section 2.5; (g) Liabilities for claims arising under any Contract or Permit to the extent such claim is based on events, conditions, acts or omissions of any Person which occurred prior to or at the Closing; (h) contingent Liabilities unknown to the Selling Entities at the Closing; and (i) Liabilities for any accounts payable existing as of the Closing Date or indebtedness for money borrowed.

     2.5 Consent of Third Parties. Nothing in this Agreement shall be construed as an attempt by any Selling Entity to assign to CTB any Contract or Permit included in the Purchased Assets that is by its terms or by Law nonassignable without the consent of any other party or parties, unless such consent or approval shall have been given, or as to which all the remedies for the enforcement thereof available to the Selling Entities would not by Law pass to CTB as an incident of the assignments provided for by this Agreement (a "Non-Assignable Contract"). To the extent that any such consent or approval in respect of, or a novation of, a Non-Assignable Contract shall not have been obtained on or before the Closing Date, the appropriate Selling Entity shall continue to use reasonable efforts to obtain any such consent, approval or novation after the Closing Date until such time as it shall have been obtained, and shall cooperate with CTB in any economically feasible arrangement to provide that CTB shall receive the benefits of the relevant Selling Entity under such Non-Assignable Contract, provided that CTB shall undertake to pay or satisfy the corresponding Liabilities under the terms of such Non-Assignable Contract to the extent that it would have been responsible therefore if such consent, approval or novation had been obtained.

     2.6 Purchase Price. In addition to assuming the Assumed Liabilities, the aggregate price to be paid by CTB to the Selling Entities (the "Purchase Price") for the purchase of the Purchased Assets shall be equal to the following (which calculation shall be made as of the Closing Date and set forth in a certificate of CTB and BBT delivered at the Closing):

     (a) $3,800,000, which shall be paid by CTB to the Selling Entities as follows:

          (i) $100,000, which has been paid out of the Escrow Account in accordance with the instructions of the Escrow Agreement;

          (ii) $250,000, which is to be deposited in the Escrow Account on or before January 26, 2001 and which will be paid out of Escrow;

          (iii) $650,000 Secured Short Term Note; and

          (iv) $2,800,000 Secured Promissory Note.

               (b) plus all prepaid expenses to the extent useable by CTB after the Closing Date as set forth on Schedule 2.1(i);

               (c) minus, the amount of all advance deposits and pre-paid ticket and/or voucher sales (and ticket or amusement taxes pertaining thereto) of the Business included in the Assumed Liabilities;

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

               (d) minus the following, to the extent such amounts relate to the Purchased Assets or the Business are unpaid as of the date of Closing and have not been paid by the Selling Entities prior to or at the Closing, all of which will become Assumed Liabilities to the extent they are credited against the Purchase Price:

                    (i) the prorated amount for the period prior to the Closing Date of all real estate taxes and assessments, both general and special, water charges and sewer rents, whether or not then due or payable, and all other normally proratable items (collectively, the "Prorations"), based upon the latest assessments or actual invoices available (should any such proration be inaccurate based upon the actual tax bill or assessment when received, any party hereto may demand and shall be entitled to receive on demand, a payment from the other correcting such inaccuracy);

                    (ii) any fees, taxes, impact fees,  assessments,  delinquent or otherwise, attributable to a period prior to the Closing Date;

                    (iii)any other land use charges  attributable  to any period prior to the Closing Date;

                    (iv) one-half of all necessary State of Missouri, county and municipal transfer, document stamp and/or recording taxes, if any, incident to the transaction contemplated in this Agreement normally attributable to the grantor; and

                    (v) one-half of the cost of any escrow fee and charges of any escrow agent, regardless of whether or not such escrow agent is also counsel for any party hereto, the issuer of the Commitments or the agent of such issuer.

     2.7 Allocation of the Purchase Price. The Purchase Price allocation shall be prepared by CTB. CTB and the Selling Entities (in consultation with each party's financial advisors) shall agree in writing to the allocation prior to the Closing. The Selling Entities and CTB shall prepare their respective federal, state and local tax returns employing such agreed allocation and shall not take a position in any tax proceeding or otherwise that is inconsistent with such allocation. The Selling Entities and CTB shall give prompt notice to each other of the commencement of any tax audit or the assertion of any proposed deficiency or adjustment by any taxing authority or agency which challenges such allocation.

     3. Closing.

     3.1 Location; Date. The closing of the Transactions (the "Closing") shall take place by mail delivery or electronic transmission on the later of January 31, 2001 or the third business day after the date on which the conditions set forth in Sections 8 and 9 to be satisfied prior to the Closing have been satisfied (or waived by the party entitled to the benefit thereof), or at such other date as CTB, BBT and the Selling Entities may agree.

     3.2  Closing   Deliveries.   In  connection  with  the  completion  of  the
Transactions contemplated in Section 2, at the Closing;


     (a) CTB shall deliver or cause to be delivered to the Selling Entities:

                    (i)  $250,000 in cash from the Escrow Account;

                    (ii) the $650,000 Secured Short Term Note;

                    (iii) the $2,800,000 Secured Promissory Note;

                    (iv) the Security  Agreement  (and any  necessary  financing statements); and

                    (v) such assumption agreements and other agreements, documents and instruments as may be contemplated by this Agreement and such other items as may be reasonably requested by BBT or the Selling Entities to consummate the transactions contemplated by this Agreement, each in form and substance reasonably satisfactory to BBT and the Selling Entities.

          (b) BBT and the Selling Entities shall deliver or cause to be delivered to CTB:

                    (i) such bills of sale and assignment, deeds and assumption agreements as may be required to transfer each Selling Entity's right, title and interest in and to the Purchased Assets in form and substance reasonably satisfactory to CTB; and

                    (ii) such other agreements, documents and instruments as may be contemplated by this Agreement and such other items as may be reasonably requested by CTB to consummate the transactions contemplated by this Agreement, each in form and substance reasonably satisfactory to CTB.

          (c) CTB shall deliver to BBT and the Selling Entities, and BBT and the Selling Entities shall deliver to CTB, the certificates, instruments and agreements referred to in Section 9 and Section 8, respectively.

     4. Representations and Warranties of BBT and the Selling Entities. BBT and the Selling Entities, jointly and severally, hereby represent and warrant to CTB as follows:

     4.1 Corporate Status. BBT and each Selling Entity is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and each is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where it is required to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

     4.2 Authorization. BBT and each Selling Entity has the requisite power and authority to own its property and carry on the Business as currently conducted, and to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions to be performed by it. Such execution, delivery and performance by BBT and each Selling Entity has been duly authorized by all necessary corporate action. Each Transaction Document executed and delivered by BBT and the Selling Entities as of the date hereof has been duly executed and delivered by each and constitutes a valid and binding obligation of each Selling Entity, enforceable against each in accordance with its terms. Each Transaction Document to be executed and delivered by BBT or a Selling Entity after the date hereof will have been duly executed and delivered by the relevant party and will constitute a valid and binding obligation of such party, enforceable against it in accordance with its terms.

     4.3 Consents and Approvals.  Except for the consents  specified in Schedule
4.3 (the "Required Consents"), neither the execution nor delivery by BBT or each Selling Entity of any Transaction Document to which it is a party, nor the performance of the Transactions to be performed by it thereunder, will require any filing, consent or approval, constitute a Default or cause any payment obligation to arise under (a) any Law or Court Order to which BBT or any Selling Entity is subject, (b) the Charter Documents or bylaws of BBT or any Selling Entity or (c) any Contract, Permit or other document to which BBT or each Selling Entity is a party or by which the Business or Purchased Assets may be subject.

     4.4 Financial Statements. Schedule 4.4 includes correct and complete copies of financial statements of the Business, consisting of the balance sheets of the Business as of September 30, 1998, 1999 and 2000 and the related statements of income of the Business for the years then ended, all of which have been subjected to the same audit procedures as applied to the BBT audited financial consolidated financial statements audited by BDO Seidman (for 1998 and 1999) and Ciro Adams, CPA (for 2000), and are accompanied by the January 3, 2001 Ciro Adams Independent Auditor's Report and January 4, 2001 memorandum from Noreen Pollman (collectively, the "Audited Financial Statements") and unaudited financial statements of the Business consisting of the balance sheet of the Business as of December 31, 2000 and the related statement of income of the Business for the three-month period then ended prepared by BBT (collectively, the "Interim Financial Statements" and together with the Audited Financial Statements, the "Financial Statements"). The Financial Statements are in all material respects consistent with the books and records of the Business and the books and records underlying such Financial Statements include all material transactions required by GAAP, applied on a consistent basis. The Financial Statements have been prepared in accordance with GAAP consistently applied and present fairly the financial position and assets and liabilities of the Business as of the dates thereof and the results of its operations for the periods then ended, subject to, in the case of the Interim Financial Statements, normal year-end adjustments which are not material in amount or significance in any individual case or in the aggregate, and the absence of footnotes, statements of cash flows and other presentation items that may be required under GAAP. The balance sheet as of September 30, 2000 that is included in the Financial Statements is referred to herein as the "Balance Sheet" and the date thereof is referred to as the "Balance Sheet Date." The balance sheet as of December 31, 2000 that is included in the Financial Statements is referred to herein as the "Interim Balance Sheet" and the date thereof is referred to as the "Interim Balance Sheet Date."

     4.5 Title to Assets and Related Matters. The Selling Entities collectively own and will transfer to CTB at the Closing good, marketable and indefeasible title to, or with respect to leased assets included in the Purchased Assets, a valid leasehold interest in, subject to the terms and conditions of such leases, all of the Purchased Assets, free and clear of all Encumbrances other than Permitted Encumbrances. The use of the Purchased Assets is not subject to any Encumbrances (other than Permitted Encumbrances), and such use does not materially encroach on the property or rights of any other Person. All Purchased Assets are in the possession or under the control of one or more of the Selling Entities and consist of all of the Assets necessary to operate the Business as currently, and since September 30, 2000, operated and which generated the revenues reflected in the Financial Statements except for Assets disposed of since such date in the ordinary course of business. Except as set forth on
Schedule 4.5, all of the tangible personal property included in the Purchased Assets (a) is in good working condition and repair, subject to normal wear and tear, (b) is usable in the ordinary course of business and (c) conforms in all material respects with all applicable Laws relating to its construction, use and operation. Except for those items subject to the Personal Property Leases, no Person other than the Selling Entities owns any vehicles, equipment or other tangible assets located on the Real Property that are used by the Selling Entities in the Business (other than immaterial items of personal property owned by the employees of the Selling Entities) or that are necessary for the operation of the Business as currently, and since September 30, 2000, operated except for Assets disposed of since such date in the ordinary course of business. BBT does not own or lease any Assets used in the operation of the Business or necessary to operate the Business substantially in accordance with past practice.

     4.6 Real Property. Schedule 4.6 sets forth the complete legal description of all real estate (including a description of how such real estate is zoned) used in the operation of the Business as well as any other real estate that is in the possession of or leased by each Selling Entity and the improvements (including buildings and other structures) located on such real estate (collectively, the "Real Property"), identifies which Real Property is owned and which is leased, and lists any leases under which any such Real Property is possessed by each Selling Entity or leased by each Selling Entity to others (the "Real Estate Leases"). All of the buildings and structures included in the Real Property are structurally sound, and all of the heating, ventilating, air conditioning, plumbing, sprinkler, fire alarm, electrical and drainage systems, elevators and roofs, and all other fixtures, equipment and systems at or serving such Real Property are in good condition, repair and working order (subject to normal wear and tear) and constitute all of the systems, elevators, roofs, fixtures and equipment utilized by the Selling Entities in the operation of the Business as currently, and since September 30, 2000, operated, and there is no condition that will result in the termination of the present access from the Real Property to such utility services and other facilities. Neither BBT nor any Selling Entity has received any written (or to the Knowledge of BBT or any Selling Entity oral) notices, and neither BBT nor any Selling Entity has reason to believe, that any governmental body having jurisdiction over any Real Property intends to exercise the power of expropriation or eminent domain or a similar power with respect to all or any part of the Real Property. Neither BBT nor any Selling Entity has received any written (or to the Knowledge of BBT or any Selling Entity oral) notices, from any governmental body, and neither BBT nor any Selling Entity has reason to believe, that any of the Real Property or any improvements erected or situated thereon, or the uses conducted thereon or therein, violate any Laws of any governmental body having jurisdiction over such Real Property. Neither BBT nor any Selling Entity has received any written (or to the Knowledge of BBT or any Selling Entity oral) notice from the holder of any mortgage, from any insurance company which has issued a policy with respect to any of the Real Property or from any board of fire underwriters (or other body exercising similar functions) claiming any defects or deficiencies in any of the Real Property or suggesting or requesting the performance of any repairs, alterations or other work to any of the Real Property.

     4.7 Certain Personal Property. The Selling Entities have delivered to CTB a complete fixed asset schedule, describing and specifying the location of all items of tangible personal property that are included in the Balance Sheet. Except as listed on Schedule 4.7, since the Balance Sheet Date, no Selling Entity has (a) acquired any items of tangible personal property that has, in any case, a carrying value in excess of $10,000, or an aggregate carrying value in excess of $25,000 or (b) disposed of (other than in the ordinary course of business) any items of tangible personal property (other than Inventory) that have, in any case, an initial carrying value in excess of $10,000, or an initial aggregate carrying value in excess of $25,000.

     4.8 Personal Property Leases. Schedule 4.8 lists all assets and property (other than Real Property) that have been used in the operation of the Business and that are possessed by a Selling Entity under an existing lease, including all trucks, automobiles, machinery, equipment, office equipment, furniture and computers, except for any lease under which the aggregate annual payments are less than $1,000 (each, an "Immaterial Lease"). Schedule 4.8 also lists the leases under which such assets and property listed on Schedule 4.8 are possessed. All of such leases (excluding "Immaterial Leases") are referred to herein as the "Personal Property Leases."

     4.9 Inventory. All Inventory of each Selling Entity consists of items useable or saleable in the ordinary course and is valued on each Selling Entity's books and records at the lower of cost or fair market value. The inventory records for the Selling Entities that have been delivered to CTB or made available for inspection by CTB are materially accurate with respect to the data contained therein.

     4.10 Price Guarantees. Schedule 4.10 sets forth any outstanding warranties or price guarantees made by each Selling Entity.

     4.11 Liabilities. Except as specified on Schedule 4.11, no Selling Entity has any Liabilities with respect to the Business, and none of the Purchased Assets are subject to any Liabilities, except (a) as specifically disclosed on the Interim Balance Sheet, (b) Liabilities incurred in the ordinary course since the Interim Balance Sheet Date, and (c) Liabilities under the License Agreement, any Contracts specifically disclosed (or not required to be disclosed because of the term or amount involved) that were not required under GAAP to have been specifically disclosed or reserved for in the Financial Statements.

     4.12 Taxes. With respect to each Selling Entity and each member of any affiliated group of a Selling Entity, within the meaning of Section 1504 of the Code, of which a Selling Entity is or has been a member (the Selling Entities and each such other company referred to in this Section 4.12 as the "Company")
(a) except as described in Schedule 4.12, all reports, returns, statements (including estimated reports, returns, or statements), and other similar filings required to be filed on or before the Closing Date by the Company (the "Tax Returns") with respect to any Taxes (as defined below) have been timely filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns correctly reflect the liability of the Company for Taxes for the periods, properties, or events covered thereby; (b) except as described in Schedule 4.12, all Taxes payable with respect to the Tax Returns referred to in the preceding clause, and all Taxes accruable or otherwise attributable to events occurring prior to the Closing Date, whether disputed or not, whether or not shown on any Tax Return, and whether or not currently due or payable, will have been paid in full prior to the Closing Date, or an adequate accrual in accordance with GAAP has been provided with respect thereto on the Interim Balance Sheet; (c) except as described in Schedule 4.12, the Company has no knowledge of any unassessed Tax deficiencies or of any audits or investigations pending or threatened against the Company with respect to any Taxes; (d) except as described in Schedule 4.12, no Tax Returns of the Company have been examined by the Internal Revenue Service, and any assessments with respect to such returns have been fully paid;
(e) except as described in Schedule 4.12, there is in effect no extension for the filing of any Tax Return and the Company has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax; (f) since January 1, 1996, no claim has been made by any Tax authority in a jurisdiction in which the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction;
(g) there are no liens for Taxes upon any asset of the Company except for liens for current Taxes not yet due; (h) the Company has timely made all deposits required by law to be made with respect to employees' withholding and other payroll, employment, or other withholding taxes, including the portions of such taxes imposed upon the Company.

     For purposes of this Agreement, "Taxes" means any taxes, duties, assessments, fees, levies, or similar governmental charges, together with any interest, penalties, and additions to tax, imposed by any taxing authority, wherever located (i.e., whether federal, state, local, municipal, or foreign), including all net income, gross income, gross receipts, net receipts, sales, use, transfer, franchise, privilege, profits, social security, disability, withholding, payroll, unemployment, employment, excise, severance, property, windfall profits, value added, ad valorem, occupation, or any other similar governmental charge or imposition.

     4.13 Subsidiaries. Except as disclosed on Schedule 4.13, no Selling Entity owns in relation to the Business, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust, joint venture or other legal entity.

     4.14 Legal Proceedings and Compliance with Law.

     (a) Except as disclosed on Schedule 4.14(a), there is no Litigation that is pending or, to the Knowledge of BBT or a Selling Entity, threatened against or related to BBT or a Selling Entity with respect to the Business or the Purchased Assets. There has been no Default under any Law applicable to the Purchased Assets or the Business, including any Law relating to protection or quality of the environment, except for any Defaults that have been cured, and neither BBT nor any Selling Entity has received any notices from any governmental entity regarding any alleged Default or investigation under any written order, instruction or direction pursuant to any Law except those that have been cured. Since January 1, 1996, there has been no Default with respect to any Court Order applicable to BBT or a Selling Entity.

     (b) Without limiting the generality of Section 4.14(a), except as described on Schedule 4.14(b), to the Knowledge of BBT or the Selling Entities there has not been any Environmental Condition (i) at any premises at which the Business is currently conducted, (ii) at any property owned, leased or operated at any time by BBT or a Selling Entity (or any predecessor of BBT or a Selling Entity) or any Person controlling or controlled by any Affiliate of BBT or a Selling Entity, or (iii) at any property at which wastes have been deposited or disposed by or at the behest or direction of BBT or a Selling Entity (or any predecessor of BBT or a Selling Entity) or any Person controlled by any Affiliate of BBT or a Selling Entity, nor has BBT or any Selling Entity received written notice of any such Environmental Condition or any investigation, to determine whether any such Environmental Condition exists. "Environmental Condition" means any condition or circumstance, including the presence of Hazardous Substances, whether created by BBT or a Selling Entity (or any predecessor of BBT or a Selling Entity) or any third party, at or relating to any such property or premises that would (x) require abatement or correction under an Environmental Law, (y) give rise to any civil or criminal liability under an Environmental Law or (z) create a public or private nuisance. "Environmental Law" means all Laws and Court Orders relating to protection or quality of the environment as well as any principles of common law under which a Person may be held liable for the release or discharge of any materials into the environment.

     (c) Neither BBT nor any Selling Entity has Knowledge of any other written reports, studies or assessments, whether in the possession or control of BBT or a Selling Entity, that relate to any Environmental Condition.

     (d) Except in those cases where the failure would not have a Material Adverse Effect, (i) each Selling Entity has obtained and is in substantial compliance with all Permits, all of which are listed on Schedule 4.14(d) along with their respective expiration dates, that are required for the ownership of the Purchased Assets or operation of the Business as reflected in the Financial Statements, (ii) all of the Permits are currently valid and in full force and
(iii) each Selling Entity has filed such timely and complete renewal applications as may be required with respect to its respective Permits. Neither BBT nor a Selling Entity has Knowledge of any threatened revocation, cancellation or withdrawal of a Permit.

     4.15 Contracts. Schedule 4.15 lists each Contract of the following types to which each BBT and each Selling Entity is a party or by which it is bound relating to the Business or the Purchased Assets:

     (a) Contracts with any present or former five percent (5%) stockholder, director, officer, employee or consultant or with any Affiliate of a Selling Entity;

     (b) Contracts for the purchase of, or payment for, supplies or products, or for the performance of services, from or by a third party, in excess of $10,000 with respect to any one supplier or other party;

     (c) Contracts to sell or supply products, Inventory or other property to, or to perform services for, a third party, that involve an amount in excess of $10,000 with respect to any one customer or other party;

     (d) Contracts to sell any product or provide any service to a governmental or regulatory body;

     (e) Contracts limiting or restraining any Selling Entity from engaging or competing in any lines or business with any Person;

     (f)  Contracts   with  any  customer   providing   for  a  volume   refund,
retrospective price adjustment or price guarantee;

     (g) Contracts to lease to, or to operate for, any other party any Asset that involves an amount in excess of $5,000 in any individual case (other than Real Estate Leases and Personal Property Leases identified on a Schedule);

     (h) Any notes, debenture, bonds, conditional sale agreements, equipment trust sale and lease-back and leasing agreements, letter of credit agreements, reimbursement agreements, loan agreements or other Contracts for the borrowing or lending of money (including loans to or from officers, directors, shareholders or Affiliates of any Selling Entity), or agreements or arrangements for a line of credit or for a guarantee of, or other undertaking in connection with, the indebtedness of any other Person;

     (i) Contracts creating or recognizing any Encumbrances with respect to any Purchased Assets;

     (j) Contracts with distributors, manufacturers' sales representatives or other sales agents;

     (k) Contracts that relate in whole or in part to any Software, technical assistance or other know-how or other Intellectual Property right;

     (l) Contracts for any capital expenditure or leasehold improvement in excess of $5,000; and

     (m) Any other Contracts (other than those that may be terminated on not more than 30 days' notice without Liability and those described in any of (a) through (l) above) not made in the ordinary course of business or which are material to the Business or the Purchased Assets.

     4.16 No Selling Entity is in Default under any Contract. To the Knowledge of BBT and the Selling Entities, neither BBT nor any Selling Entity is in Default under any Contract relating to the Business or has received any communication from, or given any communication to, any other party indicating that BBT or a Selling Entity or such other party, as the case may be, is in Default under any such Contract. To the Knowledge of BBT and the Selling Entities, none of the other parties to any such Contract to which BBT or a Selling Entity is a party is in Default thereunder.

     4.17 Insurance. Schedule 4.17 lists all policies or binders of insurance held by or on behalf of each Selling Entity or relating to the Business or any of the Purchased Assets, specifying with respect to each policy the insurer, the type of insurance, the amount of the coverage, the insured, the expiration date, the policy number and any pending claims thereunder.

         4.18     Intellectual Property.

     (a) Schedule 4.18 sets forth a correct and complete list and description of all Intellectual Property and all Software owned by or licensed to any Selling Entity and used, in whole or in part, directly or indirectly in, and material to the Business, and indicates whether such Intellectual Property and Software is owned or licensed by such Selling Entity.

     (b) Except as disclosed on Schedule 4.18: (i) the Selling Entities own or possess adequate licenses or other valid rights to use (without the making of any payment to others or the obligation to grant rights to others in exchange) all of such Intellectual Property and Software; (ii) the Intellectual Property and Software included in the Purchased Assets constitute all such rights and property necessary to conduct the Business in accordance with past practice and the rights to which are being transferred to CTB together with the other Purchased Assets; (iii) no Selling Entity is in Default under any Contract with respect to any of such Intellectual Property or Software; (iv) the validity of such Intellectual Property and the rights of any Selling Entity therein and to the Software has not been questioned in any Litigation to which a Selling Entity is or was a party or in any other written notice to a Selling Entity, nor, to the Knowledge of each Selling Entity, is any such Litigation threatened; and (v) to the Knowledge of BBT and each Selling Entity, the conduct of the Business does not materially conflict with patent rights, licenses, trademark rights, trade name rights, copyrights or other intellectual property rights of others.

     (c) Except as disclosed on Schedule 4.18, to the Knowledge of BBT and each Selling Entity, no material use of any Intellectual Property or Software included within the Purchased Assets has heretofore been, or is now being, made by any Person other than a Selling Entity or others under the License Agreement, except for Software licensed to a Selling Entity under a third party license agreement listed on Schedule 4.18. Except as disclosed on Schedule 4.18, to the Knowledge of BBT and each Selling Entity, there is no current, and there has not since January 1, 1996, been any infringement of any such Intellectual Property or Software owned or licensed by a Selling Entity or used in the Business. Except for interests being transferred pursuant to this Agreement and pursuant to the License Agreement, no present or former director, officer, employee or consultant of a Selling Entity or any Affiliate of a Selling Entity has any interest, direct or indirect, in any of the Intellectual Property or Software.

     (d) To the Knowledge of BBT and each Selling Entity, (i) no Confidential Information of a Selling Entity has been used, divulged or appropriated for the benefit of any Person other than the Selling Entities or otherwise to the detriment of any Selling Entity and (ii) no employee or consultant of a Selling Entity is, or is currently expected to be, in Default under any term of any employment Contract, agreement or arrangement relating to the Intellectual Property, or any confidentiality agreement or any other Contract or any restrictive covenant relating to the Intellectual Property, or to the development or exploitation thereof.

     4.19 Employee Relations.

     (a) Except as described on Schedule 4.19, no Selling Entity is in relation to the Business (i) a party to or otherwise bound by any collective bargaining or other type of union agreement, (ii) a party to, involved in or, to the Knowledge of BBT or any Selling Entity, threatened by, any labor dispute or unfair labor practice charge, or (iii) currently negotiating any collective bargaining agreement, and no Selling Entity has experienced any work stoppage during the last three years in the operation of the Business as a result of a labor dispute. Schedule 4.19 sets forth the names and current annual salary rates or current hourly wages of all present employees of the Business.

     (b) Each Selling Entity in the operation of the Business is in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. There are no outstanding written claims against any Selling Entity (whether under Law, contract, policy, or otherwise) asserted by or on behalf of any present or former employee or job applicant of the Business on account of or for (i) overtime pay, other than overtime pay for work done in the current payroll period, (ii) wages or salary for any period other than the current payroll period, (iii) any amount of vacation pay or pay in lieu of vacation time off, other than vacation time off or pay in lieu thereof earned in or in respect of the current fiscal year, (iv) any amount of severance pay or similar benefits, (v) unemployment insurance benefits, (vi) workers' compensation or disability benefits, (vii) any violation of any statute, ordinance, order, rule or regulation relating to plant closings, employment terminations or layoffs, including employee retraining, (viii) any violation of any statute, ordinance, order, rule or regulations relating to employee "whistleblower" or "right-to-know" rights and protection, (ix) any violation of any statute, ordinance, order, rule or regulations relating to the employment obligations of federal contractors or subcontractors or (x) any violation of any Law relating to minimum wages or maximum hours of work, and to the Knowledge of BBT and each Selling Entity no such claims have been asserted. Since January 1, 1996, no Person (including any governmental body) has asserted or threatened any claims against any Selling Entity relating to the Business under or arising out of any Law relating to discrimination or occupational safety in employment or employment practices.

     4.20 ERISA.

     (a) Schedule 4.20(a) contains a complete list of all Benefit Plans sponsored or maintained by the Selling Entities, or under which the Selling Entities may be obligated. The Selling Entities do not have any current or contingent liability with respect to any Benefit Plan other than those listed on
Schedule 4.20(a). For purposes of this Section 4.20 and Section 6.10, the term "Selling Entity" shall include any partnership or corporation that is a member of any controlled group of partnerships or corporations (as defined in Section 414(b) of the Code) that includes the Selling Entities, any trade or business (whether or not incorporated) that is under common control (as defined in Section 414(c) of the Code) with any Selling Entity, any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in Section 414(m) of the Code) that includes each Selling Entity and any other entity required to be aggregated with any Selling Entity pursuant to the regulations issued under Section 414(o) of the Code. Each Benefit Plan providing benefits that are funded through a policy of insurance is indicated by the word "insured" placed by the listing of the Benefit Plan on Schedule 4.20(a).

     (b) The Selling  Entities have delivered to CTB, to the extent  applicable,
(i) accurate and complete copies of all Benefit Plan documents and all other documents relating thereto, including all summary plan descriptions, summary annual reports and insurance contracts, (ii) accurate and complete detailed summaries of all unwritten Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all Benefit Plans for which financial statements or actuarial reports are required or have been prepared and (iv) accurate and complete copies of all annual reports for all Benefit Plans (for which annual reports are required) prepared within the last three years.

     (c) All Benefit Plans conform (and for the past six years have conformed) to, and are being administered and operated (and for the past six years have been administered and operated) in material compliance with, the requirements of ERISA, the Code and all applicable Laws. All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all Benefit Plans have been timely filed or delivered or an extension for the delayed filing has been obtained from the Internal Revenue Service or the U.S. Department of Labor. To the Knowledge of BBT or the Selling Entities, there has not been any "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA involving any of the Benefit Plans, that could subject the Selling Entities to any penalty or tax imposed under the Code or ERISA.

     (d) Any Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified or an application for determination has been timely filed (and is still pending) with the Internal Revenue Service, and such determination remains in effect and has not been revoked. Copies of the most recent Internal Revenue Service determination letters, if any, applicable to the Benefit Plans have been delivered to CTB. Nothing has occurred since the date of any such determination (if received) that would adversely affect such qualification or exemption.

     (e) No Selling Entity sponsors or contributes to, and has not at any time sponsored or contributed to, a defined benefit plan subject to Title IV of ERISA, and no Selling Entity has incurred any liability under Title IV of ERISA. No Selling Entity has a current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA), nor has any Selling Entity ever had any obligation to contribute to a multiemployer plan.

     (f) There are no pending or, to the Knowledge of BBT and each Selling Entity, threatened claims by or on behalf of any Benefit Plans, or by or on behalf of any participants or beneficiaries of any Benefit Plans or other persons, alleging any breach of fiduciary duty on the part of any Selling Entity or any of its officers, directors or employees under ERISA or any applicable Law, or claiming benefit payments other than those made in the ordinary operation of such plans, nor is there, to the Knowledge of BBT and each Selling Entity, any basis for any such claim. To the Knowledge of BBT and each Selling Entity, the Benefit Plans are not the subject of any investigation, audit or action by the Internal Revenue Service, the U.S. Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC"). Except as disclosed on Schedule 4.20(f), no Selling Entity has made a plan or commitment, whether or not legally binding, to create any additional Benefit Plan or to modify or change any existing Benefit Plan.

     (g) Each Selling Entity has made all required contributions under its Benefit Plan on a timely basis, or such contributions are properly accrued on the Financial Statements.

     (h) There have been no accumulated funding deficiencies (as defined in Section 412 of the Code or Section 302 of ERISA) with respect to any Benefit Plan and no request for a waiver from the Internal Revenue Service with respect to any minimum funding requirement under Section 412 of the Code. No Selling Entity has incurred any liability for any excise, income or other taxes or penalties with respect to any Benefit Plan, and no event has occurred and no circumstance exists or has existed that could give rise to any such liability.

     (i) The execution of and performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) result in any payment, severance compensation, acceleration, vesting or increase in benefits with respect to any employee or former employee of a Selling Entity, and no compensation or benefits to be provided to such employees or former employees under any Benefit Plan or other agreement in effect as of the Closing will be considered an "excess parachute payment" under Section 280G of the Code.

     (j) With respect to any Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (a "Welfare Plan"), (i) each Welfare Plan for which contributions are claimed as deductions under any provision of the Code is in compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code,
(iii) any Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act, the applicable provisions of the Social Security Act and other applicable laws, (iv) all Welfare Plans may be amended or terminated by a Selling Entity at any time on or after the Closing, and (v) no Welfare Plan provides health or other benefits after an employee's or former employee's retirement or other termination of employment except as required by Section 4980B of the Code.

     (k) All persons classified by a Selling Entity as independent contractors satisfy and have satisfied the requirements of applicable law to be so classified, each Selling Entity has fully and accurately reported their compensation on IRS Forms 1099 when required to do so, and no Selling Entity has any obligations to provide benefits with respect to such persons under Benefit Plans or otherwise.

     4.21 Absence of Certain Changes. Except as contemplated by this Agreement, since the Interim Balance Sheet Date, except as mutually agreed, the Business has been conducted in the ordinary course and there has not been with respect to any Selling Entity:

     (a) any material adverse change in the Business or its Assets or liabilities;

     (b) any increase in the compensation payable or to become payable to any employee or agent of the Business, except for increases for non-officer employees made in the ordinary course of business, nor any other change in any employment or consulting arrangement of the Business;

     (c) any sale, assignment or transfer of any material Assets of the Business, or any additions to or transactions involving any material Assets of the Business, other than those made in the ordinary course of business;

     (d) any change in the accounting policies followed with respect to the Business or the method of applying such principles;

     (e) any capital expenditure commitment of the Business involving in any individual case, or series of related cases, more than (i) $10,000 or (ii) an amount that would cause the sum of all such capital expenditure commitments to exceed $25,000; or

     (f) any other transaction involving a development affecting the Business or the Purchased Assets outside the ordinary course of business consistent with past practice.

     4.22 Customers. Each Selling Entity has used its reasonable business efforts to maintain and does currently maintain, good working relationships with all of its tour operators and ticketing receptives (collectively, "Customers").
Schedule 4.22 contains a list of the names of each of the five Customers that, for the year ended September 30, 2000 were the largest dollar volume Customers of each Selling Entity. Except as specified on Schedule 4.22, none of such Customers has given any Selling Entity written (or to the Knowledge of BBT or any Selling Entity oral) notice terminating, canceling or threatening to terminate or cancel any Contract or relationship with a Selling Entity.

     4.23 Finder's Fees. No Person has been retained by BBT or the Selling Entities that is or will be entitled to any commission or finder's or similar fee in connection with the Transactions.

     4.24 Additional Information. Schedule 4.24 accurately sets forth all names under which each Selling Entity has conducted any business or which it has otherwise used at any time during the past five years.

     4.25 Transactions with Affiliates. Except as set forth on Schedule 4.25, no Affiliate of any Selling Entity owns or has a controlling ownership interest in any corporation or other entity (other than another Selling Entity) that is a party to any Contract with respect to the Purchased Assets or the Business.

     4.26 Full Disclosure. There are and will be no materially misleading statements in any of the representations and warranties made by BBT and each Selling Entity in this Agreement (including the Schedules and Exhibits attached hereto) or any other Transaction Document or in any of the documents, certificates and instruments delivered or to be delivered by BBT and each Selling Entity pursuant to this Agreement and neither BBT nor a Selling Entity has omitted to state any fact necessary to make statements made herein or therein not materially misleading. There is no fact known to BBT or any Selling Entity that has specific application to the Business (other than general economic or industry conditions) and that materially adversely affects or, as far as BBT or the Selling Entities reasonably foresee, materially threatens, the Assets, business, prospects, financial condition, or results of operations of the Business that has not been set forth in this Agreement or the Schedules hereto.

     5. Representations and Warranties of CTB and On Stage. CTB and On Stage hereby represent and warrant to BBT and the Selling Entities as follows:

     5.1 Corporate Status. CTB is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada. On Stage is a corporation, validly existing and in good standing under the laws of the state of Nevada. Both CTB and On Stage have the requisite power and authority to execute and deliver the Transaction Documents to which each is a party and to perform the Transactions to be performed by each of them thereunder, and such execution, delivery and performance by each of them have been duly authorized by all necessary corporate action.

     5.2 Authorization. CTB and On Stage have the requisite power and authority to execute and deliver the Transaction Documents to which each is a party and to perform the Transactions to be performed by each of them. Such execution, delivery and performance by CTB and On Stage have been duly authorized by all necessary action. Each Transaction Document executed and delivered by CTB and/or On Stage, as the case may be, as of the date hereof has been duly executed and delivered by CTB and/or On Stage and constitutes a valid and binding obligation of CTB and/or On Stage, enforceable against CTB and/or On Stage in accordance with its terms. Each Transaction Document to be executed and delivered by CTB and/or On Stage after the date hereof will have been duly executed and delivered by CTB and/or On Stage and will constitute a valid and binding obligation of CTB and/or On Stage, enforceable against it each of them in accordance with its terms.

     5.3 Consents and Approvals. Neither the execution and delivery by CTB or On Stage of the Transaction Documents to which each is a party, nor the performance of the Transactions to be performed by each of them thereunder, will require any filing, consent or approval or constitute a Default under (a) any Law or Court Order to which it is subject, (b) its Charter Documents or bylaws or (c) any Contract, Permit or other document to which each is a party or by which each of its properties or other assets may be subject.

     5.4 Finder's Fees. No Person retained by CTB and/or On Stage is or will be entitled to any commission or finder's or similar fee in connection with the Transactions.

     6. Certain Agreements.

     6.1 Access. Between the date of this Agreement and the Closing Date, BBT and the Selling Entities shall (a) give CTB and any Person who is considering providing financing to CTB to finance any portion of the Purchase Price, and their respective authorized representatives and legal counsel, reasonable access to all properties, books, Contracts, Assets and records of the Selling Entities relating to the Business or the Purchased Assets, (b) permit CTB to make inspections thereof, and (c) cause its officers and its advisors to furnish CTB with such financial and operating data and other information with respect to the Business of the Selling Entities and to discuss with CTB and its authorized representatives and legal counsel the affairs of the Selling Entities relating to the Business or the Purchased Assets, all as CTB may from time to time reasonably request.

     6.2 Update Schedules. Between the date hereof and the Closing Date, the Selling Entities shall promptly disclose to CTB, in writing, any information set forth in the Schedules that is no longer complete, true or applicable and any information of the nature of that set forth in the Schedules that arises after the date hereof and that would have been required to be included in the Schedules if such information had been obtained on the date of delivery thereof.

     6.3 Financial Information. Until the Closing, upon request the Selling Entities shall provide CTB within twenty (20) days after the end of the month with monthly unaudited balance sheet(s) of the Business and the related statements of income and cash flows of the Business, prepared in accordance with GAAP and on the same basis as the Interim Financial Statements referred to in
Section 4.4, and certified as such by the chief financial officer of the Selling Entities.

     6.4 Restrictive Covenants.

     (a) BBT and the Selling Entities hereby covenant that for the period ending four years after the Closing Date, it will not, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as a partner, principal, agent, representative, consultant or otherwise with or use or permit the name, Country Tonite, to be used in connection with, any business or enterprise engaged directly or indirectly in competition with the business conducted by CTB and its Affiliates, including any business involving a live stage production or the Business, but excluding the Country Tonite production in Pigeon Forge, Tennessee (together, the "Restricted Business"); within any portion of the United States, Canada or Western Europe . The foregoing restriction shall not be construed to prohibit the ownership by any Selling Entity of a passive investment of not more than five percent (5%) of any class of securities of any corporation which is engaged in any of the foregoing businesses and which is listed on a recognized securities exchange.

     (b) Neither BBT nor a Selling Entity shall, during the period ending two years after the Closing Date, either directly or indirectly, (i) with respect to the activities prohibited by Section 6.4(a), call on or solicit any Person who or which within the past two years has been a Customer with respect to the Restricted Business or (ii) solicit the employment of any Person who is employed by CTB or any Affiliate of CTB during such period on a full or part-time basis (except after any such Person's employment has been terminated by CTB or any such Affiliate).

     (c) BBT and the Selling Entities acknowledge that Confidential Information is a valuable and unique asset and agree that BBT and the Selling Entities shall not disclose any Confidential Information after the Closing Date to any Person for any reason whatsoever, unless such information (i) is in the public domain through no wrongful act of any such Person, (ii) has been rightfully received from a third party without restriction and without breach of this Agreement or
(iii) is required by law to be disclosed.

     (d) BBT and the Selling Entities acknowledge that the restrictions contained in this Section 6.4 are reasonable and necessary to protect the legitimate interests of CTB and that any violation will result in irreparable injury to CTB. CTB shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages or posting any bond, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of this Section 6.4, which rights shall be cumulative and in addition to any other rights or remedies at law or in equity to which CTB may be entitled. In the event that any of the provisions of this Section 6.4 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law.

     (e) CTB, BBT and the Selling Entities intend to and do hereby confer jurisdiction to enforce the covenants set forth in this Section 6.4 upon the courts of any jurisdiction within the geographical scope of such covenants. In addition to Section 14 and not in limitation thereof, if the courts of any one or more of such jurisdictions hold such covenants unenforceable in whole or in part, it is the intention of CTB, BBT and the Selling Entities that such determination not bar or in any way adversely affect the right of CTB and its Affiliates to equitable relief and remedies hereunder in courts of any other jurisdiction as to breaches or violations of this Section 6.4, such covenants being, for this purpose, severable into diverse and independent covenants.

     6.5 Required Consents, Regulatory and other Approvals. Subject to the fiduciary duties of the Board of Directors of BBT, as determined by such directors in good faith after consultation with and based upon the advice of outside legal counsel, BBT and the Selling Entities shall (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain the Required Consents, approvals or actions of, to make all filings with and to give all notices to governmental or regulatory authorities or any other Person required of BBT and the Selling Entities to
consummate  the  transactions   contemplated   hereby  and  by  the  Transaction
Documents, (b) provide such other information and communications to such governmental or regulatory authorities or other Persons as CTB or such governmental or regulatory authorities or other Persons may reasonably request in connection therewith and (c) cooperate with CTB as promptly as practicable in obtaining the Required Consents, approvals or actions of, making all filings with and giving all notices to governmental or regulatory authorities or other Persons required of CTB to consummate the transactions contemplated hereby and by the Transaction Documents. BBT and the Selling Entities will provide prompt notification to CTB when any Required Consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise CTB of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any governmental or regulatory authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Transaction Documents.

     6.6 Publicity. Neither BBT, the Selling Entities, CTB, nor any affiliates which they respectively control, shall issue or cause the publication of any press release or other public statement or announcement with respect to this Agreement or the Transactions contemplated hereby without the prior consultation of the other parties hereto, except as may be required by law or by obligations pursuant to applicable laws, rules, regulations and any listing agreements.

     6.7 Satisfaction of Liabilities. The Selling Entities shall, in the ordinary course of business, fully satisfy or cause to be satisfied all third party Liabilities and obligations of the Selling Entities relating to the Business which are not Assumed Liabilities.

     6.8 Employee Benefit Matters. CTB shall have no responsibility, liability or other obligations with respect to any Benefit Plans of the Selling Entities, and the Selling Entities shall be fully responsible therefore.

     6.9 Business Financial Statements.

     (a) Selling Entities have provided CTB with the Financial Statements referred to in Section 4.4 above and the Financial Information referred to in
Section 6.3 above.

     (b) After the Closing, the Selling Entities shall provide to CTB and its accountants and other representatives reasonable access to accounting and other books and records of the Selling Entities and its personnel to permit the preparation of financial statements of the Business required to be filed by On Stage under the Exchange Act.

     6.10 Employment and Employment Benefits.

     (a) CTB may, but is not obligated to, offer full-time employment to all employees of the Selling Entities who are employed in the Business on a full-time basis as of the Closing and (except as required by law) who are not then absent due to serious bodily injury, long-term sickness or disability, layoff or leave of absence. Such employment shall be at will and shall be accomplished by assigning to CTB and CTB assuming at or prior to Closing the employment contract of each such employee. Such employees who accept such offered employment are herein collectively referred to as the "Transferred Employees." CTB may, but is not obligated to, afford to all Transferred Employees credit for all of their years of employment with Selling Entities in the determination of vesting and other rights under CTB's benefits programs, including vacation time based on employment through the Closing Date, as applicable. Selling Entities shall be responsible for, and hold CTB harmless against, any severance payments or other obligations (including without limitation any liability for wrongful discharge) that may be due by reason of termination of employment of any employees of Selling Entities who are not Transferred Employees, whether or not such termination occurred before or after the Closing. CTB shall be responsible for, and hold Selling Entities harmless against, any severance payments that may be due by reason of termination of employment of Transferred Employees by CTB at any time after the Closing. Selling Entities shall compensate each Transferred Employee on or before the Closing Date for all accrued but unpaid payroll, unused vacation time, discretionary time off and attendance or other bonuses.

     (b) With respect to CTB's benefit programs, CTB may, but shall not be obligated to, agree to waive for all Transferred Employees and their eligible dependants (a) any eligibility waiting periods; and (b) any pre-existing conditions and actively at work exclusions except that CTB may require any Transferred Employee or eligible dependent who, as of the Closing Date, is then in the process of satisfying any similar exclusions or waiting periods under Selling Entities' benefits programs to fully satisfy the balance of the applicable time period for such exclusions or waiting period under CTB's benefit programs.

     (c) Nothing contained in the Agreement shall confer any rights or remedies upon any employees or consultants of Selling Entities as a third party beneficiary. CTB and Selling Entities expressly disclaim any and all liability to any such third party arising out of this Agreement.

     7. Conduct of the Business Prior to the Closing.

     7.1 Operation in Ordinary Course. Between the date of this Agreement and the Closing Date, BBT and the Selling Entities shall conduct the Business in all material respects in the ordinary course and use commercially reasonable efforts to maintain the goodwill of all current business relationships.

     7.2 Business Organization. Between the date of this Agreement and the Closing Date, each Selling Entity shall use commercially reasonable efforts to preserve substantially intact its respective business organization and keep available the services of each of its present officers and employees.

     7.3 Corporate Organization. Between the date of this Agreement and the Closing Date, no Selling Entity shall amend its Charter Document or bylaws in a manner that adversely effects any of the Transactions, if applicable, and shall not:

     (a) be party to any merger, consolidation or other business combination; or

     (b) sell, lease, license or otherwise dispose of any of its Purchased Assets (including rights with respect to the Intellectual Property), except in the ordinary course of business.

     7.4 Business Restrictions. Between the date of this Agreement and the Closing Date, except as mutually agreed, neither BBT nor a Selling Entity shall in relation to the Business, without the prior written consent of CTB:

     (a) acquire or dispose of any of the Purchased Assets, other than Inventory in the ordinary course of business consistent with past practices;

     (b) except in the ordinary course of business, increase in any manner the compensation of any director or officer or increase in any manner the compensation of any class of employees;

     (c) create or materially modify any bonus, deferred compensation, pension, profit sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice or any other employee benefit plan;

     (d) enter into, amend, modify, terminate (partially or completely), grant any waiver under or give any consent with respect to any Contract;

     (e) violate, breach or default under, in any material respect, or take or fail to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under any term or provision of any Contract or any Permit;

     (f) engage in any transaction with respect to the Business with any officer, director, Affiliate or associate of any Selling Entity or any associate of any such officer, director or Affiliate;

     (g) enter into any agreement that materially restricts it from carrying on the Business;

     (h) cancel any material debts of others or waive any material claims or rights relating to the Business;

     (i) act so as to, or omit from taking any action that would, cause any of the representations and warranties in Section 4 to be inaccurate in any material respect; or

     (j) enter into any Contract to do or engage in any of the foregoing.

     8. Conditions Precedent to Obligations of CTB.

     All obligations of CTB to consummate the Transactions are subject to the satisfaction (or waiver by CTB) prior thereto of each of the following conditions:

     8.1 Representations and Warranties. The representations and warranties of the Selling Entities set forth in this Agreement shall be true and correct in all material respects on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct in all material respects (or, in the case of representations and warranties qualified by materiality, shall also be true and correct in all respects) on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

     8.2 Agreements, Conditions and Covenants. The Selling Entities shall have performed or complied with all agreements, conditions and covenants required by this Agreement to be performed or complied with them on or before the Closing Date.

     8.3 Officers' Certificate. CTB shall have received a certificate of an officer of each Selling Entity to the effect set forth in Section 8.2

     8.4 Required Consents and Approvals. All Required Consents, approvals and actions of, filings with and notices to, any governmental or regulatory authority necessary to permit CTB, BBT and the Selling Entities to perform their obligations under this Agreement and to consummate the Transactions (and to permit CTB to operate the Business after the Closing) (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to CTB, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any governmental or regulatory authority necessary for the consummation of the transactions contemplated by this Agreement and the Transaction Documents shall have occurred.

     8.5 Third Party Consents. Except as set forth in Section 2.5, all consents (or in lieu thereof waivers) to the performance by CTB, BBT and the Selling Entities of their obligations under this Agreement or to the consummation of the Transactions as are required under any Contract to which CTB or the Selling Entities are a party or by which any of their respective Purchased Assets are bound (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to CTB, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, except where the failure to obtain any such consent (or in lieu thereof waiver) could not reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect CTB, the Purchased Assets, the Assumed Liabilities or the Business or otherwise result in a material diminution of the benefits of the Transactions to CTB.

     8.6 Legality. No Law or Court Order shall be pending or threatened that prevents or that seeks to restrain the consummation, or challenges the validity or legality, of this Agreement or the Transactions or that would materially limit or adversely affect CTB's acquisition of the Purchased Assets.

     8.7 Title Insurance . The Selling Entities shall have obtained and delivered to CTB the following title insurance commitments (the cost and expense of which shall be paid one-half by BBT and one-half by CTB) issued by a title insurance company acceptable to CTB and its lender, if any, each in their respective sole and absolute discretion, as to the Real Property leased by any one or more of the Selling Entities, (i) a commitment for issuance of an ALTA Form B Leasehold Owner's Policy of Title Insurance with extended coverage showing all endorsements thereto which CTB may request, along with legible copies of all documents shown as exceptions thereto and (ii) a commitment for issuance of a 1970 ALTA Form B Leasehold Mortgagee's Policy of Title Insurance with extended coverage showing all endorsements thereto which CTB's lender may request, along with legible copies of all documents shown as exceptions thereto (all of the foregoing title commitments may hereinafter be referred to collectively as the "Commitments"). In order to satisfy the provisions of this
Section 8.7, each of the Commitments must (x) be satisfactory, in form and substance, to CTB in its reasonable discretion and CTB's lender, in such lender's sole and absolute discretion, (y) contain no exceptions to title or the survey, except for those exceptions approved by CTB (subject to the last sentence of this Section 8.7) and CTB's lender, at any time prior to Closing, and (z) have the appropriate policies of title insurance issued pursuant to and in strict accordance with each of the Commitments at, or within five business days of their receipt of all documents recorded in connection with the Closing, provided that if the title insurance policies are to be issued within five business days of receipt of all documents recorded in connection with the Closing, CTB and its lender shall each receive at Closing, for each Commitment, a "mark-up" of the Commitment evidencing the form of the title insurance policy to be issued pursuant to said Commitment and written evidence that gap coverage will be provided. Anything set forth in this Agreement to the contrary notwithstanding, CTB shall have the right to terminate this Agreement (upon which Section 11.2(a) shall apply) by delivering notice of such termination to the Selling Entities prior to the Closing if CTB in its reasonable discretion determines that any one or more of the title exceptions or other matters shown on any of the Commitments or the surveys are not acceptable to CTB. BBT and the Selling Entities hereby covenant that they shall cure all title exceptions and other matters shown on any of the Commitments other than the items identified as "Special Exceptions" on the title report included as part of Schedule 4.6 hereto which may be cured by payment of a sum of money not to exceed $300,000 by execution of a document requiring the signature of no party other than one or more of BBT or the Selling Entities or any of their respective mortgagees, including any affidavits which may reasonably be required by the title insurer (including a standard title insurance company form of owner's affidavit to induce the deletion from the Commitments of any exception for parties in possession and for mechanics' or materialmen's liens).

     8.8 Real Property Leases. With respect to each of the Real Property Leases the Selling Entities shall have delivered to CTB an estoppel certificate and consent to assignment from the lessor thereunder in form and substance reasonably satisfactory to CTB.

     8.9 Opinion of Counsel. CTB shall have received the opinion of Schnader Harrison Segal & Lewis LLP, counsel to the Selling Entities, in a form reasonably acceptable to CTB

     8.10 Board Approval. The execution of this Agreement and the Transactions contemplated thereby must be approved by the Board of Directors of On Stage.

     8.11 Collateral Agreements. The Selling Entities shall have executed and delivered each of the Collateral Agreements to which either is a party.

     9. Conditions Precedent to Obligations of BBT and the Selling Entities.

     All obligations of the Selling Entities to consummate the Transactions are subject to the satisfaction (or waiver by the Selling Entities) prior thereto of each of the following conditions:

     9.1 Representations and Warranties. The representations and warranties of CTB set forth in this Agreement shall be true and correct in all material respects on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct in all material respects (or, in the case of representations and warranties qualified by materiality, shall also be true and correct in all respects) on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

     9.2 Agreements, Conditions and Covenants. CTB shall have performed or complied with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date.

     9.3 Officer's Certificate. The Selling Entities shall have received a certificate of an officer of CTB to the effects set forth in Sections 9.1 and 9.2

     9.4 Legality. No Law or Court Order shall be pending or threatened that prevents or that seeks to restrain the consummation, or challenges the validity or legality of the Transactions.

     9.5 Opinion of Counsel. The Selling Entities shall have received the opinion of Grobl & Associates, Ltd., counsel to CTB, in a form reasonably acceptable to the Selling Entities.

     9.6 Collateral Agreements. CTB shall have executed and delivered such of the Collateral Agreements to which it is a party or signatory.

     10. Indemnification.


     10.1 Indemnification by the Selling Entities. BBT and the Selling Entities, jointly and severally, shall indemnify and hold harmless CTB and its Affiliates (and each of its and their officers, directors, employees, agents, successors and assigns) (each, a "CTB Indemnified Party") from, against and in respect of any and all Liabilities, claims, demands, judgments, settlement payments, losses, costs, damages, deficiencies, diminution in value and expenses whatsoever (including reasonable attorneys', consultants' and other professional fees and disbursements of every kind, nature and description incurred by such CTB Indemnified Party in connection therewith) (collectively, "Damages") that such CTB Indemnified Party may sustain, suffer or incur that result from, arise out of or relate to:

     (a) any Excluded Liability;

     (b) (i) any breach of any representation or warranty of BBT or any Selling Entity contained in this Agreement, including the representations and warranties of BBT or the Selling Entities contained in Section 4, or (ii) any breach of or any material inaccuracy in any representation or warranty in or omission from any certificate, schedule, exhibit, statement, document or instrument furnished to CTB by a Selling Entity (or any of its representatives or agents) pursuant hereto or in connection with the negotiation, execution or performance hereof;

     (c) any breach of any covenant or agreement of BBT or any Selling Entity contained in this Agreement;

     (d) any claim by any officer, former officer, employee, former employee, shareholder or former shareholder of any Selling Entity relating to the period prior to or at the Closing;

     (e) any claim of infringement of any intellectual property right resulting from CTB's operation of the Business as presently operated by the Selling Entities;

     (f) any Environmental Condition existing on or prior to the Closing;

     (g) any Liability or obligation of a Selling Entity involving Taxes, except for any Taxes expressly assumed herein, due and payable by, or imposed with respect to BBT or a Selling Entity for any taxable periods ending on or prior to the Closing Date (whether or not such taxes have been due and payable); or

     (h) the enforcement of this Section 10.1.

     10.2 Indemnification by CTB. CTB shall indemnify and hold harmless each of BBT and the Selling Entities and their Affiliates (and each of their officers, directors, employees, agents, successors and assigns) (each, a "BBT Indemnified Party") from, against and in respect of any and all Damages that such BBT Indemnified Party may sustain, suffer or incur that result from, arise out of or relate to:

     (a) any Assumed Liability;

     (b) any breach by CTB of Section 6.10; or

     (c) the operation of the Business after the Closing (to the extent such Damage is not subject to Section 10.1); and

     (d) the enforcement of this Section 10.2.

     10.3 Limitations on Liability. Except as otherwise provided in Section 10.6 and except that this limitation shall not apply to any indemnification claim arising under or with respect to either of Sections 4.5 and 4.23, BBT and the Selling Entities shall not be liable to any CTB Indemnified Party under Section 10.1(b) for any misrepresentation or breach of warranty until the aggregate amount for which they would otherwise (but for this provision) be liable to any or all CTB Indemnified Parties for all such misrepresentations and breaches of warranty exceeds $100,000 (after which BBT and the Selling Entities shall be fully responsible only for any such excess). In addition, except as otherwise provided in Section 10.6, BBT and the Selling Entities indemnification obligations under Section 10.1 shall not exceed $3,800,000.

     10.4 Survival. Except as otherwise provided in Section 10.5, the representations and warranties given or made by any party in this Agreement or in any certificate or other writing furnished in connection herewith, and all rights to assert an indemnification claim under Section 10.1(b), shall survive the Closing for a period of two years after the Closing Date and shall thereafter terminate and be of no further force or effect, except that (a) all representations and warranties relating to Taxes and Tax Returns shall survive the Closing for the period of the applicable statutes of limitation plus any extensions or waivers thereof, (b) all representations and warranties set forth in Sections 4.2, 4.3, 4.5, 4.6, 4.14, 4.20 and 4.23 shall survive the Closing without limitation and (c) any representation or warranty as to which a claim (including without limitation a contingent claim) shall have been asserted during the survival period shall continue in effect with respect to such claim until such claim shall have been finally resolved or settled. Each party shall be entitled to rely upon the representations and warranties of the other party or parties set forth herein, notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of any party to complete the Closing.

     10.5 Indemnification Procedure. All claims for indemnification under Sections 10.1 and 10.2 shall be asserted and resolved as follows:

     (a) In the event that any claim or demand for which a party obligated to indemnify (the "Indemnifying Party") would be liable to a party entitled to indemnification hereunder (the "Indemnified Party") is asserted against an Indemnified Party by a third party, the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such claim or demand (the "Claim Notice"), specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand). The Indemnifying Party shall have 30 days from the receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes the Indemnifying Party's liability to the Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against such claim or demand, provided that the Indemnified Party is hereby authorized (but not obligated) prior to and during the Notice Period to file any motion, answer or other pleading and to take any other action which the Indemnified Party shall deem necessary or appropriate to protect the Indemnified Party's interests. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party does not dispute the Indemnifying Party's obligation to indemnify hereunder and desires to defend the Indemnified Party against such claim or demand and except as hereinafter provided, the Indemnifying Party shall have the right to defend (with counsel reasonably satisfactory to the Indemnified Party) by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by the Indemnifying Party to a final conclusion; provided that, unless the Indemnified Party otherwise agrees in writing, the Indemnifying Party may not settle any matter (in whole or in part) unless such settlement includes a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at its sole cost and expense. If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party, without waiving any rights against the Indemnifying Party, may settle or defend against any such claim in the Indemnified Party's sole discretion and, if it is ultimately determined that the Indemnifying Party is responsible therefore under this Section 10, then the

Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including interest from the date such costs and expenses were incurred.

     (b) If at any time, in the reasonable opinion of the Indemnified Party, notice of which shall be given in writing to the Indemnifying Party, any claim or demand referred to in the first sentence of Section 10.5(a) seeks material prospective relief which could have a materially adverse effect on the businesses, operations, assets, properties, prospects or condition (financial or otherwise) of any Indemnified Party, the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such claim or demand and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party should elect to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense of such claim or demand at the sole cost and expense of the Indemnifying Party.

     (c) In the event the Indemnified Party should have a claim against the Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within the Notice Period that the Indemnifying Party disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder.

     (d) Nothing herein shall be deemed to prevent the Indemnified Party from making (and an Indemnified Party may make) a claim hereunder for potential or contingent claims or demands provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such a claim or demand may be made. The Indemnified Party's failure to give reasonably prompt notice to the Indemnifying Party of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the Indemnified Party unless the failure to give such notice materially and adversely prejudiced the Indemnifying Party.

     10.6 Exception to Limitations. Nothing herein shall be deemed to limit or restrict in any manner any rights or remedies that any party has, or might have, at law, in equity or otherwise, against any other party hereto, based on any willful misrepresentation, willful breach of warranty or willful failure to fulfill any agreement or covenant.

     10.7 Payment of Indemnification Obligations. In the event that any Indemnifying Party is required to make any payment under this Section 10, such party shall promptly pay the Indemnified Party the amount of such indemnity obligation. If there should be a dispute as to such amount, such Indemnifying Party shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute. The difference, if any, between the amount of the obligation ultimately determined as properly payable under this Section 10 and the portion, if any, theretofore paid shall bear interest for the period from the date the amount was demanded by the Indemnified Party until payment in full, payable on demand, at the rate of 10% per annum. Notwithstanding anything herein to the contrary, all indemnification payments to a CTB Indemnified Party shall be satisfied first by set-off against the $2,800,000 Secured Promissory Note pursuant to Section 10.8 until such time as the principal thereof has been fully so reduced or paid.

     10.8 Right to Set Off. CTB shall have the right to pay to any other Indemnified Party any amount owing by an Indemnifying Party to such Indemnified Party under Section 10.1 and to set off the amount of such payment or payments against the payment obligations of CTB under the $2,800,000 Secured Promissory Note, provided that any such set off shall be paid into a mutually acceptable escrow until a final determination of the underlying claim is made pursuant to this Article 10.

     11. Termination.


     11.1 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

     (a) by mutual written consent of CTB and BBT; or

     (b) by BBT or by CTB, if the Closing has not occurred prior to January 31, 2001; provided, however, that such right to terminate this Agreement shall not be available to any party (with BBT and the Selling Entities collectively deemed as one party) that has breached any of its covenants, representations or warranties in this Agreement in any material respect (which breach has not been cured) or has refused to sign any of the Closing Documents, without cause; or

     (c) by BBT or CTB, if there shall be any Law that makes consummation of the Transactions illegal or otherwise prohibited or if any Court Order enjoining BBT and the Selling Entities or CTB from consummating the Transactions is entered and such Court Order shall become final and nonappealable; or

     (d) by CTB, if BBT or a Selling Entity shall have breached any of its covenants hereunder in any material respect or if the representations and warranties BBT or a of the Selling Entity contained in this Agreement or in any certificate or other writing delivered by BBT or a Selling Entity pursuant hereto shall not be true and correct in any material respect, except for such changes as are contemplated by this Agreement, and, in either event, if such breach is subject to cure, BBT or the Selling Entities have not cured such breach within ten business days of CTB's notice of an intent to terminate; or

     (e) by BBT, if CTB shall have breached any of its covenants hereunder or if the representations and warranties of CTB contained in this Agreement or in any certificate or other writing delivered by CTB pursuant hereto shall not be true and correct, except for such changes as are contemplated by this Agreement, and, in either event, if such breach is subject to cure, CTB has not cured such breach within ten business days of notice of an intent to terminate; or

     (f) by CTB after the occurrence of an event which could reasonably be expected to result in a Material Adverse Effect; or

     (g) by CTB if the Board of Directors of BBT or any committee of the Board of Directors of BBT (i) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement, (ii) within ten days after CTB's request, shall fail to reaffirm such approval or recommendation, (iii) shall approve or recommend any acquisition of a material portion of its assets or the Business or any tender offer for shares of its capital stock, in each case, other than by CTB or an affiliate thereof, (iv) a tender offer or exchange offer for any of the outstanding shares of BBT common stock shall have been commenced or a registration statement with respect thereto shall have been filed and the Board of Directors of BBT shall have recommended that the shareholders of BBT tender their shares in such tender or exchange offer or publicly announced its intention to take no position with respect to such tender or exchange offer, or
(v) shall resolve to take any of the actions  specified in this Section 11.1(g);
or

     (h) by BBT, prior to the approval of this Agreement, upon five days' prior notice to CTB, if, as a result of discussions or negotiations with a party other than CTB or any of its affiliates (a "Third Party"), and (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with any Selling Entity or their representative after the date hereof) that Third Party makes an unsolicited bona fide written Acquisition Proposal (hereinafter defined) that BBT's Board of Directors reasonably and in good faith believe is superior to the transaction contemplated by this Agreement and has demonstrated that the funds necessary for the Acquisition Proposal are reasonably likely to be available (as determined in good faith in each case by BBT's Board of Directors after consultation with its financial advisors) and which Acquisition Proposal accomplishes at least the same long-term strategic benefits afforded to the Selling Entities and BBT's shareholders by this Agreement and the Transactions (such an Acquisition Proposal, a "Superior Proposal"); provided, however, that BBT has fully complied with its obligations under Section 6.3 and with all the applicable requirements of Section 11.2(b), including the payment of the Termination Fee and CTB Expenses (each as hereinafter defined); or

     (i) by BBT if CTB fails to deposit $250,000 into the Escrow Account on or before January 26, 2001; or

     (j) by BBT if CTB fails to pay $150,000 under the $650,000 Secured Short Term Note not later than February 15, 2001 or the balance due thereunder not later than March 15, 2001.


     11.2 Effect of Termination.

     (a) In the event of termination of this Agreement as provided in Section 11.1, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties, except (i) as set forth in Sections 6.6, 11.2(b), 11.2(c), 12, 18 and 19, and (ii) nothing herein shall relieve any party from liability for any willful breach hereof.

     (b) If (i) this Agreement is terminated by CTB pursuant to Section 11.1(g) or by BBT pursuant to Section 11.1(h), (ii) either (1) at the time of such termination there shall have been an Acquisition Proposal (whether or not such offer shall have been rejected or shall have been withdrawn prior to the time of such termination), or (2) within one year after termination of the Agreement pursuant to this Section 11.2(b) a Selling Entity shall have entered into an agreement with respect to, or consummated, an Acquisition Proposal, BBT shall pay to CTB an amount equal to (i) a cash termination fee of $690,000 (the "Termination Fee"), and (ii) all expenses incurred by CTB in connection with the negotiation, execution and performance of the transactions contemplated hereby (including all fees and expenses payable to CTB's financial advisors and counsel) not to exceed $250,000 ("CTB Expenses") within one business day after such termination or, in the case of (ii)(2), entering into an agreement with respect to, or consummating an Acquisition Proposal. As used herein, "Acquisition Proposal" means a proposal or offer for, or other business combination involving, a substantial portion of the assets of the Business whether directly or indirectly through a tender or exchange offer, merger, consolidation or other business combination involving BBT or any other Selling Entity or any proposal to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, BBT or any other Selling Entity.

     (c) In the event CTB fails to deposit  $250,000  into  escrow  pursuant  to
Section 11.1(i) above, CTB shall promptly pay such amount to BBT unless the Escrow Agent would have returned such amount to CTB or On Stage pursuant to the provisions of the Escrow Agreement such amount has been paid into escrow by CTB pursuant to Section 11.1(i).

     12. Payment of Expenses; Bulk Sales Act; Sales and Transfer Taxes. Except as set forth in Section 6.10(a), each party hereto shall pay its own expenses for lawyers, accountants, consultants, investment bankers, brokers, finders and other advisers with respect to the Transactions. Further, the parties hereby waive compliance with the bulk sales act or comparable statutory provisions of each applicable jurisdiction. The Selling Entities jointly and severally shall indemnify CTB and its officers, directors, employees, agents and Affiliates in respect of, and hold each of them harmless from and against, any and all Damages suffered, occurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to the failure of the Selling Entities to comply with the terms of any such bulk sales or comparable provisions applicable to the Transactions. It is further agreed that the Selling

Entities shall pay all federal, state and local sales, documentary and other transfer taxes, if any, due as a result of the purchase, sale or transfer of the Purchased Assets in accordance herewith, whether or not imposed by law on the Selling Entities, and the Selling Entities jointly and severally shall indemnify, reimburse and hold harmless CTB in respect of any liability for payment of or failure to pay any such taxes or the filing of or failure to file any reports required in connection therewith.

     13. Contents of Agreement. This Agreement, together with the other Transaction Documents, sets forth the entire understanding of the parties hereto with respect to the Transactions and supersedes all prior agreements other than that the Escrow Agreement or understandings among the parties regarding those matters, including that certain Letter of Intent dated November 21, 2000 between BBT and On Stage, as amended.

     14. Amendment; Parties in Interest; Assignment; Etc. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by CTB and BBT. If any provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and assigns of the parties hereto. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party. The parties hereto shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions.

     15. Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, and the part the whole, (b) "or" has the inclusive meaning frequently identified with the phrase "and/or," (c) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and (d) all currencies refer to United States dollars. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

     16. Remedies. The remedies provided by Section 10 shall constitute the exclusive remedies for the matters covered thereby. With respect to any matters not covered by such Section, any party hereto shall be entitled to such rights and remedies as such party may have at law or in equity or otherwise for any breach of this Agreement, including the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished by the remedies provided hereunder.

     17. Notices. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other party hereto:

         If to CTB:

                  Country Tonite Branson, LLC
                  4625 West Nevso Drive
                  Las Vegas, NV  89103
                  FAX:  702-253-1122
                  Attn:    Timothy J. Parrott
                           President and CEO

         If to On Stage:

                  On Stage Entertainment, Inc.
                  4625 West Nevso Drive
                  Las Vegas, NV  89103
                  FAX:  702-253-1122
                  Attn:    Timothy J. Parrott
                           President and CEO

         with a required copy to:

                  Silver State Legal
                  4625 West Nevso Drive
                  Las Vegas, Nevada 89103
                  FAX: 702-253-9240
                  Attn:    Christopher R. Grobl, Esq.
                           General Counsel and Corporate Secretary

         If to the Selling Entities:

                  Bounce Back Technologies.com, Inc.
                  707 Bienville Boulevard
                  Ocean Springs, MS  39564
                  Fax:  228-872-7728
                  Attn:  President

         With a required copy to:

                   Schnader Harrison Segal Lewis
                  1600Market Street
                  36th Floor
                  Philadelphia, PA  19103
                  FAX: 215-751-2205
                  Attn:  Robert Krauss, Esquire

     18. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the state of Nevada, without regard to its provisions concerning conflict of laws.

     19. Consent to Jurisdiction; Service of Process; Etc.

     (a) Each party hereto irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding (collectively, "Suit") arising out of this Agreement may be brought and adjudicated in the United States District Court for the Eighth Judicial District of the State of Nevada, County of Clark, if such court does not have jurisdiction or will not accept jurisdiction, in any court of competent civil jurisdiction in Clark County, Nevada, (ii) consents and submits to the non-exclusive jurisdiction of any such court for the purposes of any such Suit and (iii) waives and agrees not to assert by way of motion, as a defense or otherwise in any such Suit, any claim that it is not subject to the jurisdiction of the above courts, that such Suit is brought in an inconvenient forum or that the venue of such Suit is improper.

     (b) Each party hereto also irrevocably consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 17 or by any other method provided or permitted under applicable law. Each party hereto agrees that final judgment in any Suit (with all right of appeal having either expired or been waived or exhausted) shall be conclusive and that CTB shall be entitled to enforce such judgment in any other jurisdiction of the world by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of indebtedness arising from such judgment.

     20. Further Assurances. At any time and from time to time after the Closing, the parties agree to cooperate with each other, to execute and deliver such other documents, instruments to transfer or assignment, files, books and records and do all such further acts and things as may be reasonably required to carry out the intent of the parties hereunder.

     21. Exhibits; Schedules. The Exhibits and the Schedules hereto are intended to be and hereby are specifically made a part of this Agreement.


     22. No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto (and, with respect to Section 10 and related provisions of this Agreement, the other Indemnified Parties) and the heirs, administrators, personal representatives, successors, assigns, and they shall not be construed as conferring any rights on any other persons.

     23. Counterparts. This Agreement may be executed in counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed to be an original, and it shall not be necessary in making proof this Agreement to produce or account for more than one such counterpart.

     24. On Stage Guaranty. On Stage hereby unconditionally guaranties all of the representations, warranties and obligations of CTB arising under this Agreement, including but not limited to the payment obligations of: (i) the $250,000 to be placed into the Escrow Account on or before January 26, 2001;
(ii) the $650,000 Secured Short Term Note; and (iii) the $2,800,000 Secured Promissory Note.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the day and year first written above.

                             COUNTRY TONITE BRANSON, LLC


                             By:__________________________________
                                 Name: Timothy J. Parrott
                                 Title:   President

                             BOUNCE BACK TECHNOLOGIES.COM, INC.


                             By: ______________________________
                                  Name: John J. Pilger
                                  Title:   CEO


                             COUNTRY TONITE ENTERPRISES, INC.


                             By:  ______________________________
                                  Name: John J. Pilger
                                  Title:   Pres.

                              CRC OF BRANSON, INC.


                              By: ______________________________
                                  Name: John J. Pilger
                                  Title: Pres.

                              ON STAGE ENTERTAINMENT, INC.



                              By: ____________________________
                                   Name:  Timothy J. Parrott
                                   Title:   President and CEO

                                    EXHIBIT A

                             SECURED SHORT TERM NOTE


$650,000                                                  as of January 31, 2001


     Country Tonite Branson, LLC, a Nevada limited liability company ("Maker"), for value received, hereby promises to pay to the order of BounceBack Technologies.com, Inc., a Minnesota corporation ("Payee"), at 707 Bienville Blvd, Ocean Springs, Mississippi 39564 or at such other place as the holder hereof may from time to time designate in writing to the Maker, subject to the terms hereof, the principal sum of Six Hundred Fifty Thousand and 00/100 Dollars ($650,000), in legal tender of the United States of America, together with interest on the outstanding principal balance at a rate of ten (10%) percent per annum. ___ Principal in the amount of $150,000 together with any and all unpaid interest accrued thereon shall be due and payable not later than February 15, 2001 and the balance of the principal due hereunder, together with any and all unpaid interest accrued thereon shall be due and payable no later than March 15, 2001, without notice, presentment or demand.

     This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of a certain Asset Purchase Agreement, dated as of the date hereof (the "Asset Purchase Agreement"), by and among Maker, On Stage Entertainment, Inc., a Nevada corporation, Payee, Country Tonite Enterprises, Inc., a Nevada corporation, and CRC of Branson, Inc., a Missouri corporation.

     The unpaid principal of this Note and interest accrued thereon may be prepaid, in whole or in part, without premium or penalty. All payments hereunder, including, without limitation, any partial prepayment, shall be applied first to all costs and expenses due Payee pursuant to the terms of this Note, then to late charges and accrued and unpaid interest and the balance, if any, to principal outstanding hereunder. Interest as aforesaid shall be calculated daily on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

     If any payment of principal or interest hereunder is not made within five days of the date the same shall become due, Maker shall also pay Payee a late charge equal to five percent of each such past due payment.

     As security for the due and punctual payment of all indebtedness hereunder, Maker and Payee have entered into a certain Security Agreement of even date herewith (the "Security Agreement") pursuant to which Maker has granted to Payee a security interest in the Business (as defined in the Asset Purchase Agreement), including without limitation the Purchased Assets (as defined in the Asset Purchase Agreement).

     The occurrence and continuance of any one of the following events shall be deemed to be a default under this Note, thereby entitling Payee, with or without notice to Maker to declare the entire unpaid balance of principal immediately due and payable, and thereafter to exercise any and all remedies provided under this Note or the Security Agreement, or otherwise available to Payee in law or in equity:

     (a) failure of Maker to make any payment of principal or interest due under this Note or in the $2,800,000 Secured Promissory Note when due; or

     (b) breach of Maker in the performance or observance of any of its material covenants, agreements or obligations, other than an obligation of payment, contained herein, under the Asset Purchase Agreement or the Security Agreement, and the continuance of such breach without cure within any applicable cured period; or

     (c) should Maker become insolvent or unable to pay its debts as they mature, suspend business, be adjudicated bankrupt, or insolvent, or suffer or permit the appointment of a receiver or trustee of or for its business or property; or

     (d) the sale, disposition or other transfer of any kind by Maker, in one or more transactions, of all or substantially all of the business or assets of Maker; or

     (e) the merger, reorganization, dissolution or liquidation of Maker, or the taking of any corporate action by Maker for the purpose of facilitating the same.

     Presentment, notice of non-payment, notice of dishonor and protest are waived by Maker.

     This Note shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving any effect to any choice of law or conflict of law provisions or rule (whether of the State of Nevada or of any jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

     IN WITNESS WHEREOF and intending to be legally bound, the Maker has caused this Note to be signed by its duly authorized officers.


                                   Country Tonite Branson, LLC



                                   By:________________________________
                                      Timothy J. Parrott, President and CEO

     On Stage Entertainment, Inc., a Nevada corporation, does hereby guarantee the payment and performance by Maker of the within Note.

                                    On Stage Entertainment, Inc.




                                    By:________________________________
                                       Timothy J. Parrott, President and CEO



                                    Attest:________________________
                                            Christopher R. Grobl,  Secretary

                                    EXIBIT B

                            SECURED PROMISSORY NOTE

$2,800,000.00                                            as of January 31, 2001


     Country Tonite Branson, LLC, a Nevada limited liability company ("Maker"), for value received, hereby promises to pay to the order of BounceBack Technologies.com, Inc., a Minnesota corporation ("Payee"), at 707 Bienville Blvd, Ocean Springs, Mississippi 39564 or at such other place as the holder hereof may from time to time designate in writing to the Maker, subject to the terms hereof, the principal sum of Two Million Eight Hundred Thousand and 00/100 Dollars ($2,800,000.00), in legal tender of the United States of America, together with interest on the outstanding principal balance at a rate of ten (10%) percent per annum. Interest only payments on the outstanding principal amount shall be made on a monthly basis, beginning on March 1, 2001 and on the first day of each month thereafter. Principal together with any and all unpaid interest accrued thereon shall be due and payable not later than July 31, 2001, without notice, presentment or demand.

     This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of a certain Asset Purchase Agreement, dated as of the date hereof (the "Asset Purchase Agreement"), by and among Maker, On Stage Entertainment, Inc., a Nevada corporation, Payee, Country Tonite Enterprises, Inc., a Nevada corporation, and CRC of Branson, Inc., a Missouri corporation.

     The unpaid principal of this Note and interest accrued thereon may be prepaid, in whole or in part, without premium or penalty. All payments hereunder, including, without limitation, any partial prepayment, shall be applied first to all costs and expenses due Payee pursuant to the terms of this Note, then to late charges and accrued and unpaid interest and the balance, if any, to principal outstanding hereunder. Interest as aforesaid shall be calculated daily on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

     If any payment of principal or interest hereunder is not made within five days of the date the same shall become due, Maker shall also pay Payee a late charge equal to five percent of each such past due payment.

     As security for the due and punctual payment of all indebtedness hereunder, Maker and Payee have entered into a certain Security Agreement of even date herewith (the "Security Agreement") pursuant to which Maker has granted to Payee a security interest in the Business (as defined in the Asset Purchase Agreement), including without limitation the Purchased Assets (as defined in the Asset Purchase Agreement).

     The occurrence and continuance of any one of the following events shall be deemed to be a default under this Note, thereby entitling Payee, with or without notice to Maker to declare the entire unpaid balance of principal immediately due and payable, and thereafter to exercise any and all remedies provided under this Note or the Security Agreement, or otherwise available to Payee in law or in equity:

     (a) failure of Maker to make any payment of principal or interest due under this Note or the $650,000 Secured Short Term Note when due; or

     (b) breach of Maker in the performance or observance of any of its material covenants, agreements or obligations, other than an obligation of payment, contained herein, under the Asset Purchase Agreement or the Security Agreement, and the continuance of such breach without cure within any applicable cured period; or

     (c) should Maker become insolvent or unable to pay its debts as they mature, suspend business, be adjudicated bankrupt, or insolvent, or suffer or permit the appointment of a receiver or trustee of or for its business or property; or

     (d) the sale, disposition or other transfer of any kind by Maker, in one or more transactions, of all or substantially all of the business or assets of Maker; or

     (e) the merger, reorganization, dissolution or liquidation of Maker, or the taking of any corporate action by Maker for the purpose of facilitating the same.

     Presentment, notice of non-payment, notice of dishonor and protest are waived by Maker.

     This Note shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving any effect to any choice of law or conflict of law provisions or rule (whether of the State of Nevada or of any jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

     IN WITNESS WHEREOF and intending to be legally bound, the Maker has caused this Note to be signed by its duly authorized officers.


                                 Country Tonite Branson, LLC


                                 By:_______________________________
                                    Timothy J. Parrott, President and CEO

     On Stage Entertainment, Inc., a Nevada corporation, does hereby guarantee the payment and performance by Maker of the within Note.

                                 On Stage Entertainment, Inc.



                                 By:_______________________________
                                    Timothy J. Parrott, President and CEO



                         Attest:________________________
                                    _______________, Secretary

                                    EXHIBIT C

                       COUNTRY TONITE ENTERPRISES, INC.'S
                            PERSONAL SERVICE CONTRACT
                                     FEATURE

NAME:
SIGNING DATE:     __________________
TYPE:             FEATURE - BRANSON
AMOUNT: $
SOC.SEC.:
ADDRESS:
PHONE: (___)

     This Agreement is entered into this day by and between ___________ ("Performer") and COUNTRY TONITE ENTERPRISES, INC., ("COMPANY").

     WHEREAS, the Company is producing a variety country revue known as COUNTRY TONITE ("Show") at the Country Tonite Theatre in Branson, MO, scheduled to be from one hour to two and one-half hours in length and performed TWELVE (12) times a week, or as determined by Company;

     WHEREAS, Performer is a professional entertainer and desires to perform in the Company's Show scheduled to begin on or about March 5, 2001 and ends on or about December 15, 2001, or as may be reasonably determined by Company, as further defined in Section 2. Term;

     WHEREAS, both Performer and Company desire to have Performer serve as a FEATURE for the Show; the precise services of Performer may be defined, extended, or curtailed from time to time at the discretion of the Company.

     NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

     Section 1. Services: Company hereby agrees to employ Performer as a Feature in its Show and Performer hereby agrees to serve as a Feature for the Show. Additionally, Performer shall:

A. Performer's services may required up to fourteen (14) shows in a seven day work week, except as outlined in Section 1(Q). Company may elect to change Performer's day off and/or require Performer to perform the show, or any portion of it, at other locations.

B. Rehearse, as deemed necessary by Company, to improve the quality of the Show, train replacements, re-block the show, etc., at reasonable times as designated by Company;

C. Feature will attend all scheduled workshops and rehearsals as requested by Company;

D. Make an appearance at a reasonable number of promotional appearances per week if considered necessary by Company. Any performance less than a full show will be considered a promotional appearance. Performer will promote
     Show and attend photo and television sessions promoting Show for the purposes of advertising;

E. Render services in connections with promotional films and trailers produced in connection with the advertising and exploitation of the Show;

F. Not make any public appearance whatsoever in any capacity, without the specific written approval of Company;

G. Do all things reasonably required by Company so that the Show shall be made in an efficient and economic manner;

H. Not use, license or record any music for or in connection with the Show without the specific written consent of the Company;

I. Not make any firm commitment for services, rights, facilities or materials in connection with the Show without the specific written consent of the Company;

J.   Except  as  otherwise   specifically   set  forth  herein,   no  additional
     compensation shall be payable for the services referred to in this section.

K. Performer agrees to work within structured Show for length of time in each performance to be determined by Company;

L. Performer agrees to attend and be prompt for all meetings, rehearsals, and Show times;

M. Performer agrees to remain in attendance at all Company events and Shows until dismissed by supervisor;

N. Performer agrees to comply with all rules of Company handbook and agrees to be present in the venue in which the show appears and accommodate all requests of Company;

O. Performer agrees to conduct himself at all times in a professional manner, both with co-workers and the public.

P. Performer agrees to a post-offer medical examination, dependent on job description and physical functions required.

Q.   Once each  calendar  year,  the Company has the  absolute  right to require
     Performer to perform in a Charitable Performance, in additional to Performer's regular weekly performance schedule, as is reasonably requested by the Company, for purposes of charity benefits, charitable fund raising, or social or community activities. Said Charitable Performance will be schedule on a normally "dark" night. Performer will not be compensated for said Charitable Performance.

     Section 2. Term: This Agreement shall be in effect beginning March 5, 2001 and ends on or about December 15, 2001. Unless terminated earlier or extended by either party under the terms of this Agreement, the Company has the absolute right to extend this Agreement for up to an additional ten (10) weeks for any reason, upon 90 days notice to Performer and Performer must give notice of acceptance of extension within 30 days of receipt of notice, or for the length of any suspension of this Agreement under Section 9 a, b and c, upon reasonable advance notice to Performer. During such extended periods, all of the terms and conditions of this Agreement shall be applicable unless otherwise agreed to in writing. Performer hereby agrees to make himself/herself available as a Feature at any time during the period of employment with the Company or as may be reasonable extended by the Company.

     Section 3. Compensation: The term of compensation begins on March 5, 2001 and ends on December 15, 2001. The Company hereby agrees to pay Performer for such services a sum equal to _____________________________ Dollars ($_____.00 per week), payable every other week as to conform with the payment policies and procedures of the Company. Performer will be paid at the weekly rate of $_____.00 for twelve (12) shows per week or a compensation rate of $_______ / 12 shows = $_____/show. If Performer performs fewer shows than are required by Company, compensation will be prorated to reflect the actual number of shows in which Performer performs. If Performer works less than 12 shows per week, rate of pay will be calculated as the number of shows x $_____________ per Show. If Performer works more than 12 shows in a week, he/she will be paid additional compensation calculated weekly (number of shows x $______per Show).

     In addition to the above compensation arrangement, Performer agrees to a pre-production rehearsal period of two (2) weeks or fourteen (14) days on a schedule to be determined by Company for one-half (1/2) of the weekly rate of the amount agreed upon ($______). If performer attends fewer rehearsals than required by Company, Performer's pay shall be reduced pro-rata to reflect the actual number of rehearsals in which Performer participates.

     Section 4. Photographs and Depictions:

A. Performer grants to the Company and to the venue in which the Show is performed the unrestricted right to use Performer's name and any and all photographs, video tapes, films or other depictions of Performer or Performer's likeness, whether taken or created by the Company or provided to the Company by Performer or his or her agents, for promotional purposes for this or other shows or for purposes of promoting Performer's business, whether during the term of this Agreement or at any time after this Agreement has terminated.

B. Performer represents that he or she possesses all rights necessary for granting of this right and agrees that by granting this right such photographs, video tapes, films or other depictions of Performer or Performer's likeness shall become the property of the Company and may be used or published by the Company as stated above.

C. Performer releases the Company and all officers, employees, clients and assigns of the Company and client(s) from all claims or demands Performer may have in connection with the use of these materials as described above, including all claims or demands arising out of the right of privacy or similar rights or the law of libel in any state or jurisdiction. Performer waives any right that he or she may have to inspect or approve any finished product, including but not limited to, video, press release, publicity statement or advertising copy that uses or includes these materials.

     Section 5. No Ownership: Performer has no ownership interest in the Show and Performer's interest is limited to the right to payments as described herein. Company has the sole right, in its sole discretion, to sell or otherwise dispose of any and all rights in the Show to any person.

     Section 6. Agent Agreements: Performer hereby agrees that during the term of this Agreement, should he/she choose to enter into a contract or agreement with an Agent or any other party who performs, or represents that it performs, services similar to those performed by an Agent, then Performer is solely responsible for and liable to said Agent for any payments or liabilities to said Agent and shall indemnify and hold Company harmless for any claims that may arise from Performer having entered into any agreements or contracts with any said Agents. Furthermore, Performer understands that the Company shall only become involved in said Agents' contracts or agreements at a time when it is directed by a Court of competent jurisdiction to withhold monies from Performer's compensation.

     Section 7. Publicity: Performer hereby grants to Company the right to issue and authorize publicity concerning Performer and to use Performer's name, voice and likeness and biographical data in connection with the distribution, exhibition, advertising and exploitation of the Show in perpetuity. Without limiting the generality of the foregoing, Company may use Performer's name, voice and likeness in connection with publications, by products, merchandise, commodities and services of every kind, provided reference is made to the Show or to the literary property upon which the Show is based on any part thereof or to Performer's employment hereunder, and provided Performer is not represented as using or endorsing any such item, except as may be contractually excluded.

     Section 8. Grant of Rights: All results and proceeds of Performer's services hereunder, (including, but not limited to): a) all acts, poses, plays and appearances of Performer, b) all literary, dramatic and musical material written, supplied or improvised by Performer whether or not in writing, c) all designs and inventions of Performer hereunder, and d) all photographs, drawings, plans, specifications and sound recordings, whether or not audio or visual, on any and all devices and/or mediums, whether in existence or not containing all or any part of any of the foregoing) shall constitute works prepared by Performer as an employee of the Company within the scope of Performer's employment. The parties agree that all of the foregoing are and shall be considered "works made for hire" for Company and that Company is and shall be considered the author thereof for all purposes and the owner throughout the world of all rights comprised in the copyright thereof and any and all patents, trademarks and other rights thereto. Performer will, upon request, execute, acknowledge and deliver to Company such additional documents as Company may deem necessary to evidence and effectuate such rights as the Company's rights and hereby grants to the Company the right as Performer's attorney-in-fact to execute, acknowledge, deliver and record in the U.S. Copyright Office or elsewhere any and all such documents. Except that any works developed solely on Performer's "free time", while not in the employ of Company will not be deemed "works made for hire" and will be the property of Performer.

     Section 9. Conditions of Employment:

A. During said employment, Performer agrees that should conditions arise beyond the control of Company causing Company to cancel any performances, the weekly amount payable to Performer shall be proportionately reduced based on the total number of performances previously scheduled for that week. Additionally, any payments due Performer shall be pro-rated for any days Performer does not appear.

B. Notwithstanding any other provision of this Agreement, Performer agrees that if the Company's contract with the venue in which the Performer is performing is canceled for any reason, or in the event of riot, strike, epidemic, Acts of God or any other disturbance or event that impairs the Company's ability to operate effectively, at any time during the term of this Agreement, then Company may terminated or suspend this Agreement without additional notice, until such time as normal operations resume, if ever.

C. If this Agreement is suspended for a reason described in Paragraph 9(B), no compensation shall be due to Performer for such period. Performer shall have the right to render services to third parties during such period, subject to the Company's right to require Performer to cease such services and resume performance of this Agreement upon 48 hours prior notice. The company shall have the right to extend the term of this Agreement for a period equal to the period of such suspension.

D. During said employment, Performer agrees that in keeping with its commitment to provide a drug-free work place, Company reserves the right to require unannounced drug tests from any employee or associate at any time at its own expense.

E. During said employment, Performer agrees that no alcoholic beverages or drugs may be brought to or consumed at any Show or rehearsal hall and that he/she shall not appear for either a Show or rehearsal under the influence of alcohol or drugs.

F. During said employment, Performer agrees that a refusal to present himself/herself for any drug or alcohol test when requested by Company or its management representative AND/OR positive results of any drug or alcohol test administered at Company's request gives the Company sole option of immediately declaring the balance of this Agreement null and void and the Performer shall not receive further compensation other than the compensation due and owing to the date of his/her refusal to test or a confirmation of his/her failure to pass the drug or alcohol test.

G. During said employment, Performer agrees that if he/she becomes unable to appear on seven (7) consecutive working days for any reason, Company may, at its sole option, consider this Agreement terminated, and no compensation shall be due Performer beginning with the first day of Performer's absence; however, the conditions created herein shall not serve to deny Performer benefits that may be due him/her from any insurance or workman's compensation claims that are connected with Performer's absences.

     Section 10. Ability to Perform: Performer represents that he or she is physically and mentally able to perform all job related functions essential to rendering services as a performer under this Agreement without threat to his or her health or safety or that of others. Performer will not hold Company, or any officer, agent or employee of Company personally liable for any injuries incurred while on the job or for aggravations to preexisting conditions. All performers will execute proper daily physical and/or vocal warm-ups prior to any rehearsal or performance.

     Section 11. Termination: Performer and Company agree that Company may terminate Performer's employment at any time without cause and with Fourteen
(14) days written notice of said termination.

A. Performer may terminate employment for any reason after March 5, 2001 with twelve (12) weeks written notice. It is understood that March 5, 2001 is the first date on which Performer may submit twelve (12) weeks notice. Performer agrees to make a bona fide, good faith effort to train a suitable replacement, as selected by Company, during the twelve (12) week period. If employment is terminated under this provision, Performer agrees to pay the Company for any loss or damage suffered by Company as a result, including but no limited to, recruitment costs, rehearsal pay, transportation, housing and costume costs incurred as a result of the termination. Company will provide receipt documentation of costs upon request of Performer.

B. If Company terminates Performer's employment without cause Performer shall receive Fourteen (14) days notice or if the notice for termination comes near the end of a Show's contract with a venue in which Performer is playing, Performer shall receive as much notice as may be reasonably given by the Company. Performer shall receive fourteen (14) days severance pay or number of notice days, whichever is shorter. The Company, in its sole discretion, shall have the right to determine if Performer shall perform during the notice period.

C. Notwithstanding any other provision in this Agreement, if any absence, behavior, appearance or performance by Performer is, in Company's sole determination, disadvantageous or harmful in any way to the production, Company may elect to terminate this Agreement and may do so effective immediately upon notice to Performer without any further compensation to Performer.

D. Termination for Cause: The Company shall have the sole discretion in determining whether or not to terminate a Performer for cause which includes but is not limited to the following:

     1. Upon material violation by the Performer of any provisions of this Agreement or the rules, policies, and/or procedures enacted by Company.

     2.   Upon  repeated   failure  by  the   Performer  to  meet   utilization,
          performance, and/or productivity standards established by the Company.

     3. Upon conduct by the Performer, which is considered by the Company to be unethical, unprofessional, fraudulent, unlawful, or adverse to the interest, reputation, or business of the Company.

     4. Upon the Performer's conviction of a felony or crime of moral turpitude.

     5. Upon repeated failure by the Performer to conform and comply with the Company's professional requirements.

     6. Upon the use of alcohol or any substance, legal or illegal, which materially impairs the ability of the employee to effectively perform his/her duties and obligations under this Agreement.

Section 12.  Tardiness/Absence:


A. Because promptness is essential to Company's production, Performer shall report to work one hour prior to the show time or as may be designated by Company manager, sign in with supervisor, be dressed and ready to perform 15 minutes prior to show time, and report backstage 30 minutes prior to the second show of the same day.

B. Unless injured or ill, Performer may be absent from a show only under severe circumstances such as death of an immediate family member.

     If Performer is absent for whatever reason, Perform will be responsible for all replacement costs, including but not limited to transportation, housing, rehearsal pay, and difference in salary and costume alterations necessary to replace Performer or to perform a show without a Performer according to the number of shows missed.

     Section 13. Exclusivity: During the term of this Agreement and any extension of it, Performer shall not appear as an entertainer at any other venue without notifying the Company in writing and obtaining the Company's written permission in advance.

     Section 14. Employment Eligibility: Before the first day of rehearsal, Performer must provide to the Company a complete Employer Verification Form I-9 and W-4 form along with all documents Performer deems necessary to demonstrate that Perform is eligible for employment. Performer's failure to satisfy these conditions may render this Agreement void.

     Section 15. Warranties and Indemnity:

A. Performer warrants that he or she is not a minor and has full capacity to enter into this Agreement. Performer further warrants that he or she has read and understands all the terms of this Agreement and has had the opportunity to consult counsel of his or her choosing before signing this Agreement and has not committed himself or herself to any other employment that would conflict with Performer fulfilling his or her obligations under this Agreement.

B. Performer agrees to indemnify the Company against all judgments, liability, damages, penalties, losses and expense (including reasonable attorneys fees) that may be suffered or assumed by or obtained against the Company by reason of any breach or failure of any warranty made by performer.

     Section 16. Miscellaneous:

A. Performer understands that the Company will have complete control of all creative aspects of Performer's performance.

B. Performer agrees that Company shall have complete control over all aspects of Performer's personal grooming and appearance, including, but not limited to hair style and length, and if male, facial hair, and all aspects of Performer's stage attire. However, Company shall not demand drastic changes from Performer's appearance as it was at the time of hiring, e.g. shaving one's head or dying one's hair.

C. Performer hereby agrees that Company has the right to request weight reduction or weight increase if Performer becomes visibly overweight or underweight.

     Section 17. Working Equipment:


A. Performer will be responsible for helping to maintain costumes and accessories in a like-new, first-class condition during the entire term of this Agreement by reporting costume repairs in writing as needed to the wardrobe maintenance person at the close of each performing day, by replacing costumes and props in their proper storage places after each performance.

B. Performer is responsible for the repair or replacement cost of costumes and accessories that are lost or are damaged beyond reasonable wear and tear.

C. Performer is responsible for wearing costumes exactly as finalized by the Company for the duration of the show and must comply with the rules and regulations for costume care, maintenance and cleaning.

D. Performer cannot change the script, lyrics, choreography or staging without the approval of the Company. Failure to adhere to this policy may result in immediate dismissal.

     Section 18. Authorization for Payroll Deductions: Performer authorizes the Company to withhold from Performer's compensation any amount owed by Performer to the Company under the terms of this Agreement or any amounts paid by the Company on behalf of Performer that the Company is not obligated to pay under this Agreement, including but not limited to payroll advances, housing or utility expenses on the road, personal transportation or shipping costs, fines, termination expenses and collection costs for personal debts.

     Section 19. Payroll: the Company's payroll department will be unable to issue any payroll checks if all required forms (I-9 and W-4) are not filled out completely.

     Section 20. Confidentiality: Performer agrees not to disclose any confidential information Performer may obtain while employed by the Company. "Confidential information" means information disclosed or made available by the Company, its employees or agents concerning the Company's business, operations or financial condition, including but not limited to financial statements, tax returns, cost and expense data, contracts, client, employee and marketing data and other information not generally available to the public.

     Section 21. Governing Law: This Agreement shall be governed by the Laws of the State of Mississippi.


     Section 22. Prior Agreements: This document is the entire, final and complete Agreement of the parties pertaining to the Show and the services of Performer and supersedes and replaces all prior and existing written and oral agreements between the parties or their representatives relating to the Show and the services of Performer. This Agreement cannot be changed except by written agreement executed by all parties to this Agreement

     Section 23. Binding Effect: This contract shall be binding upon the parties.


     Section 24. Employee's Address and Telephone:

A. Unless otherwise required by this Agreement, all notices that Employer or Employee are required or may desire to give under this Agreement must be given in writing and may be personally delivered to Performer or mailed, certified mail/return receipt requested to Performer at the address listed at the first of this Agreement or to the Company at BounceBack Technologies.com, c/o Robert Allen, 707 Bienville Blvd., Ocean Springs, MS 39564.

B. Performer must keep Company's corporate office advised as to where Employee may be reached by telephone and address before, during and after this Agreement, without unreasonable delay. Performer's current telephone number is listed at the first of this Agreement.

     Section 25. Assignment: This Agreement is not assignable by Performer. This Agreement shall inure to the benefit of the Company's successors, assignees, licensees and grantees and associated, affiliated and subsidiary companies. The Company and any subsequent assignee may freely assign this Agreement, in whole or in part, to any party.

     Section 26. Waiver: A waiver by either party of any term or condition of this Agreement shall not be deemed or construed to be a waiver of such term or condition for the future or any subsequent breach thereof.

     Section 27. Validity: If any provision of this Agreement shall be deemed to be illegal or unenforceable for any reason, such determination shall in no way affect the validity or enforceability of any of the provisions of this Agreement.

     Section 28. Arbitration: If at any time during the term of this Agreement, any dispute, difference, or disagreement shall arise upon or in respect of the Agreement, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbitrator agreed upon by the parties, or if no single arbitrator can be agreed upon, an arbitrator shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference, or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered into any Court having jurisdiction thereof.

     Section 29. Attorney's fees: In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorney's fees to be fixed by the arbitrator, trial court, and/or Appellate Court.

         Executed this ____ day of _____________, 2001.


                                     COUNTRY TONITE ENTERPRISES, INC.


---------------------------         ----------------------------

________________, PERFORMER         ROBERT J. ALLEN, DIRECTOR
(print)

                                    EXHIBIT D

                               SECURITY AGREEMENT
                               (Purchased Assets)


     THIS SECURITY AGREEMENT (the "Security Agreement") is made as of ____________, 2001 by Country Tonite Branson, LLC, a Nevada limited liability company ("CTB"), whose address is 4625 West Nevso Drive, Las Vegas, Nevada 89103, to BounceBack Technologies.com, Inc., a Minnesota corporation ("BBT"), with its principal place of business at 707 Bienville Blvd., Ocean Springs, Mississippi 39564.

                                   BACKGROUND

     A. Pursuant to the terms and provisions of that certain Asset Purchase Agreement by and among CTB, BBT, Country Tonite Enterprises, Inc., a Nevada corporation ("CTE"), and CRC of Branson, Inc., a Missouri corporation ("CRC of Branson"), dated as of the date hereof (the "Asset Purchase Agreement"), CTB desires to purchase certain of the assets of CTE and CRC of Branson (the "Purchased Assets") and CTE and CRC of Branson desire to sell, transfer and convey certain the Purchased Assets to CTB.

     B. BBT is the 100% owner of CTE and CRC of Branson.

     C. Pursuant to the terms and conditions of the Asset Purchase Agreement, CTB has delivered a $650,000 Secured Promissory Note (the "Short Term Note") and a $2,800,000 Promissory Note (the "Note" and together with the Short Term Note, the "Notes") payable to the order of BBT, as a part of the consideration for CTE and CRC of Branson's sale of the Purchased Assets to CTB; and

     D. Pursuant to the terms of the Asset Purchase Agreement, CTB is willing to execute this Security Agreement to secure CTB's obligations to BBT under the Notes; and

     E. CTB and BBT intend that this instrument shall constitute a security agreement within the meaning of the Uniform Commercial Code, as from time to time in effect in the States of Missouri and Nevada (the "UCC").

     NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of all which is acknowledged by CTB, the parties hereto agree as follows:

     Section 1. Security Interest. As collateral security for the prompt and unconditional payment of the principal and interest on the Notes (the "Debt"), CTB hereby grants, assigns, pledges, transfers and sets over to BBT and grants to BBT a first priority lien upon and security interest in and to the Purchased Assets (including all of the CTB's right, title and interest in and to any and all renewals, replacements, substitutions, additions, products and proceeds of the Purchased Assets, including, without limitation, accounts receivable generated by the sale of inventory which is part of the Purchased Assets). Items referenced in this Section l are collectively hereinafter referred to as the "Collateral".

     Section 2. CTB's Title; Liens and Encumbrances; CTB's Representations.

     2.1 CTB represents and warrants that CTB is, or, to the extent that this Security Agreement states that the Collateral is to be acquired after the date hereof, will be, the owner of the Collateral, having good and marketable title thereto, free from any and all liens, security interests, encumbrances or claims. CTB will not create or assume or permit to exist any such prior lien, security interest, encumbrance or claim on or against the Collateral and CTB will promptly notify BBT of any such claim, lien, security interest or other encumbrance made or asserted against the Collateral and will defend the Collateral against any such claim, lien, security interest or other encumbrance.

     2.2 This Security Agreement constitutes the legal, valid and binding obligation of CTB enforceable against CTB in accordance with its terms, except to the extent the enforceability thereof may be limited (1) by bankruptcy, reorganization or similar laws limiting the enforceability of creditors' rights generally or (2) by the availability of discretionary equitable remedies. No consent or approval of any person, including, without limitation, stockholders, officers or directors of CTB, no consent or approval of any landlord or mortgagee, no waiver of any lien or right of distraint or other similar right and no consent, license, approval, authorization or declaration of any governmental authority, bureau or agency is or will be required in connection with the execution, delivery, performance, validity, enforcement or priority of this Security Agreement.

     Section 3. Location of Collateral and Records. CTB represents and warrants that there are no places where the Collateral is used, stored or located, except as set forth on Exhibit A annexed hereto, unless otherwise agreed to by BBT in writing, and covenants that CTB will promptly notify BBT of any change in the foregoing representation. CTB shall at all times maintain its records as to the Collateral, its books of account and other records at its principal place of business shown above. CTB further covenants that except for Collateral delivered to BBT or its duly authorized agent CTB will not store, use or locate any of the Collateral at any place other than the location set forth on Exhibit A hereto unless otherwise agreed to by BBT in writing.

     Section 4. CTB Name. CTB represents and warrants that it has not used or conducted business under any name other than On Stage Entertainment, Inc. and does not propose to use or conduct business under any name other than On Stage Entertainment, Inc. and/or Country Tonite Branson, LLC or Country Tonite in the future. Prior to use of any other names, CTB shall notify BBT in writing at least 30 days prior to the use of any such proposed new, changed, modified or assumed name.

     Section 5. Perfection of Security Interest. CTB will join with BBT in executing one or more financing statements pursuant to the UCC adopted by the States of Nevada, Missouri and such other states in which BBT reasonably believes a financing statement is necessary to protect its interests hereunder or other notices appropriate under applicable law in forms satisfactory to BBT. CTB hereby authorizes BBT to take all action (including, without limitation, the filing of any UCC financing statements or amendments thereto without the signature of the CTB) which BBT may deem necessary or desirable to perfect or otherwise protect the liens and security interests created hereunder and to obtain the benefits of this Security Agreement.

     All appropriate steps on the part of CTB requisite to the perfection of the security interest of BBT in and to all property and interests which by the terms hereof are to be subjected to the lien and security interest of this Security Agreement have been or will be taken by CTB.

     In the event that any state which now or hereafter has jurisdiction over any collateral, enacts, in whole or in part, revised Article 9 of the Uniform Commercial Code (1998 Official Text as approved by the American Law Institute and the National Conference of Commissioners on uniform state laws)("Revised
Article 9"), the grant of security interest in this Security Agreement shall be deemed to include all items or types of collateral reclassified by Revised
Article 9 into the items or types of collateral described therein, and with respect to this Security Agreement shall specifically include all accounts, deposit accounts, commercial tort claims, health-care-insurance receivables, letter of credit rights, electronic chattel paper and all supporting obligations, as such terms are defined in Revised Article 9. Borrower hereby authorizes BBT to file any initial financing statement and amendment statement, with or without Borrower's signature as permitted by Revised Article 9, in order to perfect or maintain perfection of the security interests granted by this Security Agreement.

     Section 6. General Covenants. CTB shall:

     6.1 upon the occurrence and continuation of an Event of Default (hereinafter defined), furnish BBT from time to time, at its request, written statements further identifying and describing the Collateral in such detail as it may reasonably require;

     6.2 advise BBT promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have an adverse material effect on the value of the Collateral or on BBT's security interest therein including, without limitation, any Event of Default or potential Event of Default;

     6.3 promptly execute and deliver to BBT such further agreements, instruments, documents, certificates and assurances and take such further action as BBT may from time to time reasonably deem necessary to perfect, protect or enforce the security interests of BBT in the Collateral or otherwise to effectuate the intent of this Security Agreement;

     6.4 comply fully with the terms and provisions of the Notes and any other agreements now or hereafter existing or entered into between CTB and BBT;

     6.5 deliver to BBT promptly upon its request copies of all certificates, schedules, lists, invoices, bills of lading, documents of title, original purchase orders, receipts, chattel paper, instruments or other items relating to any of the Collateral to the extent CTB has possession or control of same;

     6.6 make, stamp or record such entries or legends on any of the CTB's books and records relating to the Collateral as BBT shall reasonably request from time to time, including without limitation, notation of the security interest of BBT on any certificates of title or other evidence of ownership outstanding with respect thereto;

     6.7 defend the Collateral at its own expense against any and all claims or demands of third parties at any time claiming an interest in any of the Collateral;

     6.8 notify BBT in the event of a material loss or damage to the Collateral or of any material adverse change in CTB's financial condition, business affairs or with respect to any of the Collateral, or of any other occurrence which may materially adversely affect the security interest of BBT therein;

     6.9 all expenses incurred with respect to the purchase, delivery, use, repair or other handling of the Collateral, as well as all taxes which will or may become a lien on the Collateral, promptly when due; and

     6.10 sell, exchange, lease or otherwise dispose of any of the Collateral without the prior written consent of BBT except with respect to the sale of inventory in the ordinary course of business; permit any liens or security interests to attach to any of the Collateral; or permit any of the Collateral to be levied upon under any legal process; or permit anything to be done that may impair the security intended to be afforded by this Security Agreement. The inclusion of proceeds in this Security Agreement does not authorize CTB to sell, dispose of or otherwise use the Collateral in any manner not specifically authorized by this Security Agreement.

     Section 7. Affirmative Covenants.

     Until payment in full of the Debt to BBT, CTB covenants and agrees that, unless BBT consents in writing:

     7.1 Repayment of Obligations. CTB will repay the Debt according to the terms of this Security Agreement and the Notes.

     7.2 Performance Under this Agreement, the Asset Purchase Agreement and the Notes. CTB will perform all obligations required to be performed by it under the terms of this Security Agreement, the Asset Purchase Agreement and the Notes and any other agreements now or hereafter existing or entered into between CTB and BBT.

     7.3 Information. Upon BBT's written request, CTB shall provide BBT with such information about the Collateral or the financial condition and operations of CTB as BBT may from time to time reasonably request.

     7.4 Corporate Existence and Maintenance of Properties. CTB shall maintain and preserve its corporate existence and all rights, privileges and franchises now enjoyed; and CTB shall conduct its business in an orderly, efficient and customary manner, keep its properties in good working order and condition, and from time to time make all needed repairs to, renewals of or replacements of its properties (except to the extent that any of such properties is obsolete or is being replaced) so that the efficiency of such property shall be fully maintained and preserved. CTB shall file or cause to be filed in a timely manner all reports, applications, estimates and licenses which shall be required by any governmental authority and which, if not timely filed, would have a material adverse effect on CTB or the Collateral.

     7.5 Payment of Indebtedness; Performance of Other Obligations. CTB shall pay all indebtedness for borrowed money at maturity, all taxes, assessments and other governmental charges which may be levied or assessed upon CTB or the Collateral when due and all other obligations in accordance with customary trade practices, and comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral, or any part thereof or to the operation of CTB's business. CTB shall also observe and remain in compliance with all laws, ordinances, governmental rules and regulations to which it is subject and obtain all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or the conduct of its business, and all covenants and conditions of all agreements and instruments to which CTB is a party, which failure to comply or failure to obtain would materially and adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of CTB.

     7.6 Maintenance of Insurance. CTB shall maintain and pay for insurance upon all Collateral, wherever located, covering casualty, hazard, public liability and such other risks and in such amounts and with such insurance companies as shall be reasonably satisfactory to BBT, and deliver such certificates of insurance to BBT, naming BBT as loss payee and additional insured thereunder. Each policy of insurance shall contain a clause requiring the insurer to give not less than thirty days prior written notice to BBT before any cancellation of the policy for any reason whatsoever. CTB hereby directs all insurers under such policies of insurance on the Collateral to pay all proceeds payable thereunder directly to BBT. CTB hereby irrevocably makes, constitutes and appoints BBT (and all officers, employees or agents designated by BBT) as CTB's true and lawful attorney (and agent-in-fact) for the purpose of making, settling, and adjusting claims under such policies of insurance, endorsing the name of CTB on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. If CTB fails to obtain and maintain any of the policies of insurance or to pay any premium in whole or in part, then BBT may, at CTB's expense, without waiving or releasing any obligation or default by CTB hereunder, procure the same, but shall not be required to do so. Not less than thirty days prior to the expiration date of the insurance policies required to be maintained by CTB hereunder, CTB shall deliver to BBT one or more certificates of insurance evidencing renewal of the insurance coverage required hereunder plus such other evidence of payment of premiums therefore as BBT may reasonably request.

     7.7 Inspection. CTB shall permit employees or agents of BBT at any reasonable time to inspect CTB's properties, and to examine or audit CTB's books, accounts and records and make copies and memoranda of them and to discuss the affairs, finances and accounts of CTB with its officers, employees and independent public accountants (and by this provision CTB authorizes said accountants to discuss the finances and affairs of CTB), all at such reasonable times and as often as may be reasonably requested.


     Section 8. Fixtures. It is the intent of CTB and BBT that none of the Collateral is or shall be fixtures, as that term is used or defined in Article 9 of the UCC adopted by the States of Missouri and Nevada. Nevertheless, if the Collateral or any part thereof is or is to become attached or affixed to any real estate, CTB will, upon request, furnish BBT with a disclaimer or subordination in form satisfactory to BBT from all persons having an interest in the real estate to which the Collateral is attached or affixed, together with the names and addresses of the record owners of, and all other persons having an interest in, and a general description of, such real estate.

     Section 9. Events of Default. Any one or more of the following events shall constitute an Event of Default hereunder:

     9.1 CTB fails to observe and perform any monetary covenant, condition or agreement of this Security Agreement, the Asset Purchase Agreement or the Notes as and when the same is due and payable;

     9.2 CTB fails to observe and perform any non-monetary covenant, condition or agreement of this Security Agreement and continuance of such failure for more than twenty days after written notice of such failure has been given to CTB by BBT;

     9.3 any default or event of default under the Notes shall occur and be continuing;

     9.4 any default or event of default under the Asset Purchase Agreement shall occur and be continuing and shall not have been cured within any applicable cure period;

     9.5 any warranty, representation or other statement by or on behalf of CTB contained in this Security Agreement, the Asset Purchase Agreement or the Notes is false, misleading or incorrect in any material respect as of the date made or during the term hereof;

     9.6 any direct or indirect, voluntary or involuntary mortgage, pledge, hypothecation, encumbrance, sale, lease, assignment or other transfer of the Collateral or any portion thereof or any interest therein made or suffered by CTB, unless made with the prior written consent of BBT or expressly permitted by the terms of this Security Agreement;


     9.7 CTB shall suspend or discontinue its business, or shall make an assignment for the benefit of creditors or a composition with creditors, shall be unable or admit in writing its inability to pay its debts as they mature, shall file a petition in bankruptcy, shall become insolvent (howsoever such insolvency may be evidenced), shall be adjudicated insolvent or bankrupt, shall petition or apply to any tribunal for the appointment of any receiver, liquidator or trustee of or for it or any substantial part of its property or assets, shall commence any proceedings under any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or there shall be commenced against CTB any such proceeding which shall remain undismissed for a period of sixty days or more, or any order, judgment or decree approving the petition in any such proceeding shall be entered; or CTB shall by any act or failure to act indicate its consent to, approval of or acquiescence in, any such proceeding or in the appointment of any receiver, liquidator or trustee of or for it or any substantial part of its property or assets, or shall suffer any such appointment to continue undischarged or unstayed for a period of sixty days or more; or CTB shall take any action for the purpose of effecting any of the foregoing; or

     9.8 there shall occur any material uninsured damage to or loss, theft, or destruction of any of the Collateral.

     Section 10. Rights and Remedies on Default. In the event of the occurrence and continuation of any Event of Default hereunder, BBT shall at any time thereafter have the right, with or without notice to CTB, as to any or all of the Collateral, by any available judicial procedure, or without judicial process, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purposes of taking possession of or removing the Collateral, and generally, to exercise any and all rights afforded to a secured party under the UCC adopted by the States of Missouri or Nevada or other applicable law. Without limiting the generality of the foregoing, CTB agrees that BBT shall have the right to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, either at public or private sale, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such terms and conditions, all as BBT in its sole discretion may deem commercially reasonable, and it shall have the right to purchase all or any part of the Collateral at any such public sale; and, if any Collateral shall require rebuilding, repairing, maintenance, preparation, or is in process or other unfinished state, BBT shall have the right to do such rebuilding, repairing, preparation, processing or completion of manufacturing, for the purpose of putting the Collateral in such saleable or disposable form as it shall deem reasonably appropriate and the costs and expenses of the same shall be and become part of the Debt. At BBT's request, CTB shall assemble the Collateral and make it available to BBT at reasonable places which BBT shall select, whether at CTB's premises or elsewhere, and make available to BBT without rent, all of CTB's premises and facilities for the purpose of BBT's taking possession of, removing or putting the Collateral in saleable or disposable form. The proceeds of any such sale, lease or other disposition of the Collateral shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like, and to the reasonable attorneys' fees and legal expenses incurred by BBT and then to the satisfaction of amounts due under the Notes, the Asset Purchase Agreement and this Security Agreement and to the payment of any other amounts required by applicable law, and any surplus proceeds shall be paid or delivered by BBT to whomever is legally entitled to them. If, upon the sale, lease or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which BBT is entitled hereunder, CTB will be liable for the deficiency, together with interest thereon, at the rate prescribed in the Notes and the reasonable fees of any attorneys employed by BBT to collect such deficiency. To the extent permitted by applicable law, CTB waives all claims, damages and demands against BBT arising out of the repossession, removal, retention or sale of the Collateral.

     Section 11. Costs and Expenses. Any and all fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys' fees and legal expenses incurred by BBT in connection with the enforcing, foreclosing, retaking, holding, storing, processing, selling or otherwise realizing upon the Collateral and BBT's security interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or related to the transactions to which this Security Agreement relates, shall borne and paid by CTB on demand by BBT and until so paid shall be added to the principal amount of the Debt and shall bear interest at the applicable rates provided in the Notes.

     Section 12. Power of Attorney. CTB authorizes BBT upon the occurrence and continuation of an Event of Default hereunder, and does hereby make, constitute and appoint BBT and any officer or agent of BBT with full power of substitution, as CTB's true and lawful attorney-in-fact, with power, in its own name or in the name of CTB, to endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of BBT; to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or against the Collateral; to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and, generally, to do, at BBT's option and at CTB's expense, at any time, or from time to time, all acts and things which BBT deems reasonably necessary to protect, preserve and realize upon the Collateral and BBT's security interests therein in order to effect the intent of this Security Agreement and the Notes, all as fully and effectually as CTB might or could do; and CTB hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable for the term of this Security Agreement and thereafter as long as any of the Debt shall be outstanding.

     Section 13. Notices. Any notice required hereunder shall be deemed duly given if deposited in the mails, postage prepaid and sent by certified or registered mail or delivered by a nationally recognized overnight delivery service, addressed to BBT and to CTB at the respective addresses specified herein or at such other address as such party shall have specified by notice given in the same manner.

     Section 14. Other Security. To the extent that the Debt is now or hereafter secured by property other than the Collateral or by the guaranty, endorsement or property of any other person, firm, corporation or other entity, then BBT shall have the right in its sole discretion to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of its rights and remedies hereunder.

     Section 15. Modifications to Notes. CTB acknowledges that the Notes may be extended and/or modified from time to time. Any such extension or modification shall not require an amendment to this Security Agreement. All references in this Security Agreement to the Notes shall be deemed to refer to such documents as they may be modified or extended from time to time.

     Section 16. Miscellaneous.

     16.1 Beyond the safe custody thereof, BBT shall have no duty as to the collection of any Collateral in its possession or control or in the possession or control of any agent or nominee of BBT or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

     16.2 No course of dealing between CTB and BBT nor any failure to exercise, nor any delay in exercising, on the part of BBT any right, power or privilege hereunder, under the Notes or under any other document or agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     16.3 All of BBT's rights and remedies with respect to the Collateral, whether established hereby, by the Notes or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

     16.4 The provisions of this Security Agreement are severable, and if any clause or provisions shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Security Agreement in any jurisdiction.

     16.5 This Security Agreement is subject to modification only by a writing signed by the parties hereto.

     16.6 The benefits and burdens of this Security Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

     16.7 This Security Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; but such counterparts shall together constitute but one and the same Security Agreement.

     16.8 This Security Agreement shall be governed as to validity, construction and performance by the laws of the State of Missouri.

     16.9 Any capitalized term which is not specifically defined in this Security Agreement shall have the meaning ascribed to such term in the Asset Purchase Agreement.

     16.10 This Security Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements with respect to such subject matter.

     Section 17. Term of Agreement. This Security Agreement shall continue in full force and effect, and be binding upon CTB, until all of the Debt has been fully paid and performed and such payment and performance has been acknowledged in writing by BBT whereupon this Security Agreement shall terminate.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Security Agreement as of the day and year first above written.

                               Country Tonite Branson, LLC


                               By:____________________________
                                   Name: Timothy J. Parrott
                                   Title: President and CEO


                               BounceBack Technologies.com, Inc.


                               By:____________________________
                                   Name:    John J. Pilger
                                   Title:    President

                                    EXHIBIT A

                             Location of Collateral

Country Tonite Theatre
4080 West Highway 76
Branson, MO  65616-8190